UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED APRIL 18, 2025
SUBJECT TO COMPLETION

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
18455 S. Figueroa Street
Gardena, California 90248

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company”), which will be held on May 28, 2025 at 9:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Annual Meeting in person. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/FFAI2025. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. If you plan to attend the Annual Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).

The Annual Meeting will be held for the purpose of voting upon the following proposals (each of which is a “Proposal” and, together, the “Proposals”):

1.	To elect five directors named in the accompanying Proxy Statement to hold office until the 2026 annual meeting of stockholders.

2.	To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) to holders of certain convertible notes and warrants (the “Private Placement Proposal”).

3.	To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to increase (i) the number of authorized shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and, together with the Class A Common Stock, the “Common Stock”), by 38,000,000, from 129,245,313 shares to 167,245,313 shares, and (ii) the number of authorized shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), by 2,900,000 shares, from 10,000,000 shares to 12,900,000 shares, so that the total number of authorized shares of Company’s Common Stock and the Preferred Stock, from 139,245,313 shares to 180,145,313 shares (the “Share Authorization Proposal”).

4.	To approve an amendment to the Company’s Charter to change the Company’s name from Faraday Future Intelligent Electric Inc. to Faraday Future AI Electric Vehicle Inc. (the “Name Change Proposal”).

5.	To approve one or more adjournments of the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve one or more Proposals at the time of such adjournment or if otherwise determined by the chairperson of the Annual Meeting to be necessary or appropriate (the “Adjournment Proposal”).

Other business will be transacted as may properly come before the Annual Meeting.

Each Proposal is more fully described in the Proxy Statement accompanying this notice. THE BOARD RECOMMENDS VOTING “FOR” EACH OF PROPOSALS 1 THROUGH 5.

This Notice of Annual Meeting, the accompanying Proxy Statement and the form of proxy are first being mailed on or about April 29, 2025 to stockholders of record as of April 17, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

You may cast your vote over the Internet, by telephone or by completing and mailing the enclosed proxy card by following the instructions on the proxy card. Signing and returning the proxy card or submitting your proxy by Internet or telephone in advance of the Annual Meeting will not prevent you from voting at the Annual Meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting.

If you have any questions or need assistance voting, please contact our proxy solicitor:

Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)
Email: Faraday@georgeson.com

This [     ] day of April, 2025.

By Order of the Board of Directors

Matthias Aydt Global Chief Executive Officer Gardena, California

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Proxy Statement

i

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 S. Figueroa Street
Gardena, California 90248

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2025

PROXY STATEMENT

INTRODUCTION

This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our 2025 Annual Meeting of Stockholders to be held May 28, 2025 (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Annual Meeting in person. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/FFAI2025. The live audio webcast will begin promptly at 9:00 a.m.] Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.

Only stockholders of record as of the close of business on April 17, 2025, the record date for determination of the stockholders entitled to vote at the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

INFORMATION ABOUT THE ANNUAL MEETING

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

Why am I receiving these materials?

You are receiving this Proxy Statement and the enclosed proxy card because the Board is soliciting your vote at the Annual Meeting. This Proxy Statement summarizes material information with respect to the Annual Meeting and the proposals being voted upon thereat. You may cast your vote over the Internet, by telephone or by completing and mailing the enclosed proxy card by following the instructions on the proxy card. You do not need to attend the Annual Meeting to vote your shares.

What proposals will be voted on at the Annual Meeting? What are the Board’s voting recommendations?

Proposals		Board’s Recommendation	More Information
Proposal 1	Election of five directors named in this Proxy Statement to hold office until the 2026 annual meeting of stockholders (the “2026 Annual Meeting”)	FOR each Nominee	Page 10

Proposal 2	Approval of the issuance of Common Stock to holders of certain convertible notes and warrants, in accordance with Nasdaq Listing Rule 5635(d) (the “Private Placement Proposal”)	FOR	Page 29

Proposal 3	Approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase (i) the number of authorized shares of the Company’s Common Stock, by 38,000,000, from 129,245,313 shares to 167,245,313 shares, and (ii) the number of authorized shares of the Company’s Preferred Stock, by 2,900,000 shares, from 10,000,000 shares to 12,900,000 shares, so that the total number of authorized shares of Company’s Common Stock and Preferred Stock, from 139,245,313 shares to 180,145,313 shares (the “Share Authorization Proposal”)	FOR	Page 34

Proposal 4	Approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended to change the Company’s name from Faraday Future Intelligent Electric Inc. to Faraday Future AI Electric Vehicle Inc. (the “Name Change Proposal”)	FOR	Page 36

Proposal 5	Approval of one or more adjournments of the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve one or more Proposals at the time of such adjournment or if otherwise determined by the chairperson of the Annual Meeting to be necessary or appropriate (the “Adjournment Proposal”)	FOR	Page 39

WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR THE ANNUAL MEETING TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.

What happens if other business not discussed in this Proxy Statement comes before the Annual Meeting?

The Board knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy will vote on such matters according to their best judgment.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on May 28, 2025 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/FFAI2025.

How can I attend the Annual Meeting?

Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/FFAI2025. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to submit questions or vote at the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m.] Pacific Time, on May 28, 2025. We encourage you to access the Annual Meeting prior to the start time. Online access will open at 8:45 a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/FFAI2025.

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting and vote upon the proposals and consider such other business as may properly come before the Annual Meeting. One-third of the combined voting power of the outstanding shares of Common Stock, Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), entitled to vote at any meeting of stockholders, the holders of which are present by virtual attendance or represented by proxy duly authorized, shall constitute a quorum. On the Record Date, there were 95,848,237 shares of Common Stock outstanding and entitled to vote, 1,952,629 shares of Series B Preferred Stock and one share of Series A Preferred Stock outstanding and entitled to vote. Thus, the holders of 32,600,289 shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If there is no quorum, the Annual Meeting may be adjourned to another date by the holders of a majority of shares present by virtual attendance at the meeting or represented by proxy or by the chairperson of the meeting without any action by the stockholders to permit further solicitation of proxies.

Who is entitled to vote?

The Record Date for the Annual Meeting is the close of business on April 17, 2025. As of the Record Date, 95,848,237 shares were outstanding, consisting of 95,841,570 shares of Class A Common Stock, 6,667 shares of Class B Common Stock, 1,952,629 shares of Series B Preferred Stock and one share of Series A Preferred Stock. Only holders of record of Common Stock, Series B Preferred Stock and the Series A Preferred Stock as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. The share of Series A Preferred Stock may only vote on the Share Authorization Proposal as described below.

On April 16, 2025, the holder of all of the issued and outstanding shares of Class B Common Stock, pursuant to and in accordance with Article VI, Section 6.1 of the Charter and Section 229 of the Delaware General Corporation Law, approved on behalf of the Class B Common Stock (among other things) the issuance of the share of Series A Preferred Stock and terms of the Series A Preferred Stock.

How many votes do I have?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of Common Stock and Series B Preferred Stock you owned as of the Record Date. The holder of the one outstanding share of our Series A Preferred Stock has 3,000,000,000 votes but has the right to vote only on the Share Authorization Proposal and the Series A Preferred Stock must be voted in the same proportion as the votes cast by the shares of Common Stock on such Proposals. For example, if 60% of the votes cast by holders of the Common Stock for the Share Authorization Proposal vote “For” the proposal and 40% vote “Against” the proposal, the holder of the share of Series A Preferred Stock will cast 1,800,000,000 votes “For” the Share Authorization Proposal and 1,200,000,000 votes “Against” the Share Authorization Proposal . The Series A Preferred Stock will vote on the Share Authorization Proposal as a single class with the Common Stock. The share of Series A Preferred Stock will be automatically redeemed by us effective upon the approval of the Share Authorization Proposal (or at an earlier time as the Board may determine in its sole discretion).

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically during the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. We urge you to vote by proxy, regardless of whether you plan to attend the Annual Meeting, to ensure your vote is counted. You may still attend the Annual Meeting and vote electronically during the meeting even if you have already voted by proxy.

●	To vote your shares electronically during the Annual Meeting, follow the instructions above for participating in the Annual Meeting. Join the Annual Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website.

●	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, your shares will be voted as you direct.

●	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on May 22, 2025 to be counted.

●	To vote over the Internet, go to www.proxyvote.com and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on May 22, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote your shares electronically during the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, join the Annual Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How do I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

●	delivering, to the attention of the Corporate Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;

●	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

●	attending the Annual Meeting and voting electronically, as indicated above under “How do I vote?” Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

If I vote in advance, can I still attend the Annual Meeting?

Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your shares will be represented at the Annual Meeting. However, returning your proxy card does not affect your right to attend the Annual Meeting.

How many votes are required for the approval of each of the Proposals, and how will abstentions and broker non-votes be treated?

Vote Required

Proposal 1. The Company’s amended and restated bylaws (the “Bylaws”) provide for a plurality voting standard for the election of directors. This means that once a quorum has been established, the director nominees receiving the highest number of votes are elected up to the maximum number of directors to be elected at the meeting. Thus, the five nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. The Series A Preferred Stock is not entitled to vote on this proposal.

Proposal 2. The affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of Proposal 2, the Private Placement Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.

Proposal 3. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, is required for the approval of Proposal 3, the Share Authorization Proposal.

Proposal 4. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Series B Preferred Stock, voting together as a single class, is required for the approval of Proposal 4, the Name Change Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.

Proposal 5. The affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of Proposal 5, the Adjournment Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.

Abstentions

A stockholder may abstain from voting with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum. Based on the plurality voting standard, abstentions will have no effect on Proposal 1. As to Proposals 2 through 5, abstentions will have the same effect as a vote against.

Broker Non-Votes

If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Although our shares are listed with the Nasdaq Stock Market, LLC (“Nasdaq”), the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. In this regard, Proposal 1 (the director election proposal), and Proposal 2 (Private Placement Proposal), and Proposal 3 (Share Authorization Proposal) should be considered to be “non-routine” under NYSE rules and, accordingly, we believe that your broker may NOT vote your shares on such Proposals without your instructions. Proposal 4 (Name Change Proposal) and Proposal 5 (Adjournment Proposal) should be considered to be “routine” under NYSE rules and, accordingly, we believe that your broker may vote your shares on such Proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker that holds your shares, we believe your broker should have discretionary authority under NYSE rules to vote your shares on the Share Authorization Proposal and the Adjournment Proposal absent additional instructions from you. Given such discretionary authority, we do not anticipate broker non-votes for these proposals.

Broker non-votes will be counted as present for purposes of determining the existence of a quorum. For the Director Election Proposal, and the Private Placement Proposal, broker non-votes will have no effect on the outcome of such Proposals. Although broker non-votes and abstentions, if any, will technically have the same effect as “Against” votes with respect to the Share Authorization Proposal, because the share of Series A Preferred Stock has 3,000,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions), broker non-votes and abstention, if any, will have virtually no effect on the outcome of the Share Authorization Proposal. Therefore, if you do not wish for the Share Authorization Proposal to pass, you should vote “Against” each such Proposal.

What are the consequences if the Share Authorization Proposal is not approved?

If the Share Authorization Proposal is not approved at the Annual Meeting, the Charter will not be amended to increase (i) the number of authorized shares of the Company’s Common Stock, by 38,000,000, from 129,245,313 shares to 167,245,313 shares, and (ii) the number of authorized shares of the Company’s Preferred Stock, by 2,900,000 shares, from 10,000,000 shares to 12,900,000 shares, so that the total number of authorized shares of Company’s Common Stock and Preferred Stock will not be increased from 139,245,313 shares to 180,145,313 shares. The failure to obtain approval of the Share Authorization Proposal may hinder the Company from obtaining future financing and from meeting the goals of its compensation strategy.

How will my shares be voted if I return a blank proxy card or voting instruction form?

If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via the Internet or by telephone, or vote at the Annual Meeting. If you provide specific voting instructions, your shares will be voted as you have instructed. If you execute the proxy card and do not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the proxy card, whether or not you plan to vote at the Annual Meeting.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive a voting instruction form from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then your shares:

●	will be counted as present for purposes of establishing a quorum;

●	may be voted by your broker, bank or other nominee in their discretion with regards to Proposal 4 (Name Change Proposal) and Proposal 5 (Adjournment Proposal); and

●	may not be voted by your broker, bank or other nominee with regards to Proposal 1 (election of directors), Proposal 2 (Private Placement Proposal), and Proposal 3 (Share Authorization Proposal). For these proposals, your shares will be treated as “broker non-votes.”

If your broker, bank or other nominee executes the proxy card and does not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to instruct your broker, bank or other nominee to vote your shares in accordance with our Board’s recommendations on the voting instruction form, whether or not you plan to vote at the Annual Meeting.

Our Board knows of no matter to be presented at the Annual Meeting other than Proposals 1 through 5. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day prior to the date of the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one proxy card from the Company?

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card that you receive.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Annual Meeting. To ensure the orderly conduct of the Annual Meeting, we encourage you to submit questions in advance of the Annual Meeting until 8:59 p.m. Pacific Time the day before the Annual Meeting by going to www.virtualshareholdermeeting.com/FFAI2025 and logging in with your control number.

During the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct. The rules of conduct, including the topics and types of questions that will be accepted, will be posted on the Annual Meeting website during the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Annual Meeting.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Annual Meeting, which will be posted on the meeting center website.

How do I ask questions during the Annual Meeting?

If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Annual Meeting as a “Stockholder” with your control number and may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/FFAI2025. We also encourage you to submit questions in advance of the meeting until 8:59 p.m. Pacific Time the day before the Annual Meeting by going to www.virtualshareholdermeeting.com/FFAI2025 and logging in with your control number.

Who is paying for this proxy solicitation?

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain employees, investors and their representatives may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone.

Certain representatives of FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”), and its indirect parent entity FF Global Partners, LLC (“FF Global”), including, without limitation, Weiwei Zhao (collectively, the “FF Top Representatives”), are additional participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of FF Global, FF Top and the FF Top Representatives is included in this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025 (the “2024 Form 10-K”). Changes to the direct or indirect ownership of FF Top and FF Global are set forth in SEC filings on Schedule 13D/A.

The Company has retained Georgeson LLC (“Georgeson”) to solicit proxies. Under our agreement with Georgeson, they will receive a fee of up to approximately $75,000 plus the reimbursement of reasonable expenses. The Company also agreed to indemnify Georgeson against certain liabilities relating to, or arising out of, its retention. Georgeson will solicit proxies by mail, telephone, facsimile and email.

Will a stockholder list be available for inspection?

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders for any purpose germane to the Annual Meeting for 10 business days prior to the Annual Meeting at Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/FFAI2025. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Proxy Statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced during the Annual Meeting. We will report the final voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting, a copy of which will also be available on our website at https://investors.ff.com.

Whom can I contact for further information?

If you have any questions, please contact our proxy solicitor:

Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)
Email: Faraday@georgeson.com

What is the Amended and Restated Shareholder Agreement?

On July 21, 2021, the Company, formerly known as Property Solutions Acquisition Corp. (“PSAC”), consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of January 27, 2021 (as amended, the “Merger Agreement”), by and among PSAC, PSAC Merger Sub Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of PSAC (“Merger Sub”), and FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy FF, with Legacy FF surviving the merger as a wholly-owned subsidiary of the Company (the “Business Combination”).

In connection with the Business Combination, FF and FF Top entered into a Shareholder Agreement, dated July 21, 2021 (the “Shareholder Agreement”), pursuant to which (a) FF and FF Top agreed on the initial composition of the Board and (b) FF Top held certain rights to nominate directors to the Board.

On January 13, 2023, FF, FF Top and FF Global entered into an Amended and Restated Shareholder Agreement, amending and restating the Shareholder Agreement (as so amended and restated, the “A&R Shareholder Agreement”). The A&R Shareholder Agreement amended the Heads of Agreement, dated September 23, 2022, among FF, FF Top and FF Global (the “Heads of Agreement”), which governs the appointment of certain FF Top Designees (as defined below) to the Board for the Annual Meeting.

Beginning with the Annual Meeting, pursuant to the A&R Shareholder Agreement, FF Top has the right to nominate for election to the Board four director candidates (the “FF Top Designees”) until the first date on which FF Top has ceased to beneficially own at least 88,889 shares of Common Stock for at least 365 consecutive days, with such amount subject to adjustment in connection with any stock split, reverse stock split or other similar corporate action after the date of the A&R Shareholder Agreement (the “Minimum Share Amount”). Following the termination of FF Top’s right to nominate four FF Top Designees, FF Top shall continue to have the right to nominate a number of FF Top Designees not less than the number equal to the total number of directors on the Board, multiplied by the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by FF Top and its affiliates, divided by the total voting power of the then-outstanding shares of Common Stock issued as of the record date for any meeting of stockholders of the Company at which directors are to be elected, rounding up to the next whole director. The A&R Shareholder Agreement also requires the Company to take all necessary action to cause to be appointed to any committee of the Board a number of FF Top Designees that corresponds to the proportion that the number of directors FF Top has the right to designate to the Board bears to the total number of directors on the Board, to the extent such FF Top Designees are permitted to serve on such committees under the applicable rules and regulations of the SEC and applicable listing rules. The FF Top Designees are required to include two independent directors for so long as FF Top is entitled to nominate four FF Top Designees, and the Company is at all times required to cause the Board to include a sufficient number of independent directors who are not FF Top Designees to comply with applicable listing standards, unless and until the Company becomes a “controlled company” under relevant listing exchange rules. FF Top shall have the right to fill any vacancies created on the Board at any time by the death, disability, retirement, removal, failure of being elected or resignation of any FF Top Designee. Further, FF Top has the right at any time, and from time to time, to remove any FF Top Designee, and FF Top has the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by law, all necessary action to fill such vacancies or effect such removals in accordance with the A&R Shareholder Agreement. The appointment or nomination for election of designees of FF Top will be subject to the reasonable verification and/or approval by the Nominating and Corporate Governance Committee of the Board based on the criteria set forth in the A&R Shareholder Agreement.

Pursuant to the A&R Shareholder Agreement, if any FF Top Designee fails to be elected at any meeting of the Company’s stockholders, then, upon FF Top’s request in writing, the Company shall promptly expand the size of the Board by a number of seats equal to the number of non-elected FF Top Designees, and FF Top shall have the exclusive right to fill the vacancy or vacancies on the Board created by such expansion (provided the individual or individuals who shall fill such vacancy or vacancies shall not be the same FF Top Designees who failed to get elected, without prejudice to FF Top’s right to re-designate the non-elected designees as FF Top Designees in any other circumstance), and such new FF Top Designees shall be appointed to the Board by the Board promptly following their having been approved or deemed approved in accordance with the relevant criteria and procedures set forth in the A&R Shareholder Agreement. Immediately prior to (and effective as of) the first meeting of stockholders following such expansion of the Board, the Board shall cause the size of the Board to be decreased back to seven. This Board expansion right shall cease to have any further force or effect at such time as the voting power of each share of Class B Common Stock, by operation of the Charter, shall be twenty votes per share. In accordance with the Charter and FF Top’s consent rights, the Board reduced the size of the Board from seven to six on October 16, 2023 and from six to five on June 20, 2024.

Whom can I contact for further information?

If you have any questions, please contact our Investor Relations group at ir@faradayfuture.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Each of the five director nominees has been nominated by the Board for election at the Annual Meeting to hold office until the 2026 Annual Meeting and until respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Pursuant to the A&R Shareholder Agreement, FF Top has the right to nominate for election to the Board four FF Top Designees until the first date on which FF Top has ceased to beneficially own at least the Minimum Share Amount. The three nominees designated as FF Top Designees pursuant to the A&R Shareholder Agreement are Mr. Chad Chen, Mr. Chui Tin Mok and Mr. Jie Sheng.

The biographies of each of the director nominees below contain Information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as an FF director.

Each nominee has consented to being named in the Proxy Statement and agreed to serve if elected. However, if any nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the size of the Board.

Background and Qualifications

The names of the director nominees for election at the Annual Meeting, their respective ages, their positions with FF and other biographical information as of April 18, 2025, are set forth below.

Name	Age	Position
Matthias Aydt	67	Global Chief Executive Officer and Director
Chui Tin Mok	50	Executive Vice President, Global Head of UAE and Director
Chad Chen	42	Director
Jie Sheng	41	Director
Lev Peker	43	Director

Director Nominees

Mr. Matthias Aydt has served as FF’s Global Chief Executive Officer (“Global CEO”) since September 2023 and has served as a member of the Board from July 2021 to March 2023 and from September 2023 to present. He has been at FF for nearly eight years, and before being appointed as the Global CEO, previously served as head of Product Execution from December 2022 to September 2023, head of Product Definition & Mobility Ecosystems as well as head of Business Development from November 2019 to December 2022, head of Vehicle Line Executive and Vehicle Engineering from July 2016 to November 2019. Mr. Aydt was placed on probation as an executive officer for a six-month period from April 2022 to September 2022. He has over 40 years of experience in luxury original equipment manufacturers across technology, operations, and general management, including developing and growing multinational organizations, establishing cross-functional work environments, designing and developing processes, project management processes, and simultaneous engineering processes. Prior to joining FF in July 2016, Mr. Aydt served as the Vice President of Vehicle Engineering of Qoros Auto from January 2015 to May 2016, held various positions at Magna Steyr from 2006 to 2014, including Branch Manager and Head of Project Management at Magna Steyr China. Mr. Aydt received his Bachelor of Science degree from Fachhochschule Ulm — Hochschule für Technik. He has also received over 15 registered patents during his career and is deeply committed to the Company, its employees, users, and investors in fulfilling the vision for a sustainable transportation future.

Mr. Aydt is well-qualified to serve on the Board based on his extensive executive experience in the automotive industry and with FF and his strategic and technical background.

Mr. Chui Tin Mok has served as FF’s Global Executive Vice President since August 2018 and held the position of Head of User Ecosystem from August 2018 to August 2024. In August 2024, he was appointed Head of UAE, and he has been a member of the Board since January 25, 2023. He is experienced in managing marketing and sales functions in global internet tech companies. Prior to joining FF, Mr. Mok worked at Trend Lab Limited, which he founded in January 2017. From September 2017 to January 2018, Mr. Mok was the President of EFT Solutions Limited (HKEx: 8062), a Hong Kong public company that provides online and offline payment solutions. From 2013 to 2017, he served as the Group Chief Marketing Officer of LeEco Group and also the Chief Executive Officer of LeEco APAC. Mr. Mok served as the Global Vice President of Sales and Marketing of Meizu Technology Co., Ltd. from 2010 to 2013. He received his Higher Diploma in Building Service Engineering from Hong Kong Institute of Vocational Education, and his Executive Master’s Degree in Business Administration from International Business Academy of Switzerland.

Mr. Mok is well-qualified to serve on the Board based on his extensive executive experience in the automotive industry and with FF and his technical background.

Mr. Chad Chen was appointed to the Board on October 27, 2022. He is a partner with the law firm of Yoka | Smith, LLP (“Yoka Smith”), where he has practiced since 2012. Mr. Chen represents national and multinational clients in both litigation and non-litigation matters. Mr. Chen’s litigation practice includes representing corporate clients in commercial and business disputes, product liability defense, and class action defense. His non-litigation practice encompasses contract management, counseling on business transactions and serving as outside general counsel in dealing with local, state, and federal agencies, including the U.S. Department of the Treasury, the U.S. Department of Commerce, United States International Trade Commission, and various tax authorities. Prior to joining Yoka Smith, Mr. Chen worked in various legal capacities for a national alternative energy company, private practice, the United States District Court, and the United States Bankruptcy Court. He received his Juris Doctor degree from Southwestern Law School in Los Angeles, California and his Bachelor of Arts in Economics and Political Science from the University of California, Irvine.

Mr. Chen is well-qualified to serve on the Board based on his extensive legal experience.

Mr. Jie Sheng has served as a member of the Board since December 2022. Mr. Sheng is currently the Head of Operations & Finance Director of FF Global, a position he has held since June 2022. From October 2018 to June 2022, Mr. Sheng served as Deputy Managing Director of China Aviation Fuel (Europe) Limited, a wholly-owned subsidiary of China Aviation Oil (Singapore) Corporation (“CAO”), a Singapore Exchange-listed Company, which in turn is a majority-owned subsidiary of China National Aviation Fuel Group Corporation (“CNAF”), a Fortune 500 company, the largest Chinese state-owned aviation fuel supplier which integrates the purchase, transportation, storage, quality management, sales and into-plane service of aviation fuel in China. From October 2010 to October 2018, Mr. Sheng served as Executive Director of Finance of North American Fuel Corporation, also a wholly-owned subsidiary of CAO, which conducts aviation fuel procurement, supplies jet fuel, and engages in general aviation endeavors in North America. Mr. Sheng received a master’s degree in accounting and financial economics from the University of Essex in 2008.

Mr. Sheng is well-qualified to serve on the Board based on his finance and operational experience.

Mr. Lev Peker has served as a member of the Board since August 4, 2023. Mr. Peker is an automotive and retail experienced C-Suite executive who has served in the Chief Executive Officer role as well as on the board of directors at various public and private organizations. He has a results-driven mindset and a strong track record of performance in turnaround and high-paced organizations. Mr. Peker is currently the Chief Executive Officer of ID Auto, Inc. (formerly known as PARTS iD, Inc., formerly NYSE: ID), a leading digital commerce platform for the automotive aftermarket, a position he has held since April 2023. Prior to this role, Mr. Peker served as the Chief Executive Officer of CarLotz, Inc. (formerly Nasdaq: LOTZ), a nationwide used car consignment retailer (which recently merged with Shift Technologies), from April 2022 until its December 2022 merger with Shift Technologies, Inc. Prior to that role, Mr. Peker was the Chief Executive Officer of CarParts.com, Inc. (Nasdaq: PRTS) from 2019 to 2022, where he oversaw a more than doubling of annual revenue, a nearly fourfold improvement in EBITDA and an increase in market capitalization of over 500%. He also led the organization through a turnaround and strategic repositioning, while creating a three-year plan to increase operational efficiency, maximize inventory, and improve the customer experience. Mr. Peker has also held various executive roles at Adorama, Sears Holdings Corporation and US Auto Parts in his career. Mr. Peker is a Certified Public Accountant (CPA), has an MBA from The Anderson School of Management at UCLA and a BS in Accounting from USC’s Marshall School of Business.

Mr. Peker is well-qualified to serve on the Board based on his extensive corporate experience and expertise in the field.

See “Corporate Governance” and “Executive Compensation — Non-Employee Director Compensation Policy” below for additional information regarding the Board.

There are no family relationships among any of our directors or executive officers.

Voting Requirements

The Bylaws provide for a plurality voting standard for this Proposal. This means that once a quorum has been established, the director nominees receiving the highest number of votes are elected up to the maximum number of directors to be elected at the meeting. The five nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. The Series A Preferred Stock is not entitled to vote on this proposal. Abstentions will have no effect on this Proposal. This Proposal is considered “non-routine” under NYSE rules, and accordingly, we believe that your broker may not vote your shares on this Proposal without instructions from you. To the extent there are broker non-votes for this Proposal, we believe such broker non-votes will be counted as votes “Against” such Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

Board Composition

The Board directs the management of FF’s business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. The Board consists of five members, all of whom are standing for re-election at the Annual Meeting to serve a one-year term and until their successor has been duly elected and qualified or until their earlier death, resignation or removal.

On June 9, 2024, Ms. Li Han tendered her resignation from the Board, which resignation was effective immediately. In accordance with the Charter and FF Top’s consent rights, the Board reduced the size of the Board from six to five on June 20, 2024, with such reductions resulting in no vacancies on the Board.

The following sets forth certain key features of the composition of our Board and its standing committees as of April 18, 2025.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Investment Committee
Matthias Aydt				●
Chui Tin Mok				●
Chad Chen	●	●	C
Jie Sheng	●	C	●	C
Lev Peker	C	●	●

C — Chair

Board Leadership Structure

The Board oversees the management of the business and affairs of FF and ensures that the long-term interests of stockholders are served. It is the ultimate decision-making authority within FF except to those matters that are reserved for FF’s stockholders, including director elections. The Board meets on a regular basis and additionally as it deems appropriate. Pursuant to FF’s Corporate Governance Guidelines, the Board annually determines the leadership structure that it determines to be in the best interests of FF and its stockholders at the time. If the Chairperson of the Board is not an independent director, the independent directors shall elect from among themselves a director to serve as the Lead Independent Director upon the recommendation of the Nominating and Corporate Governance Committee. Although annually elected, the Lead Independent Director is generally expected to serve for more than one year. If the Lead Independent Director (if any) is not present at any meeting of the independent directors, a majority of the independent directors present shall select an independent director to preside over that meeting. FF expects that the current Board will select a permanent Chairperson of the Board.

Under FF’s Corporate Governance Guidelines, in addition to the duties set forth in the Bylaws or as otherwise prescribed by the Board, from time to time, the duties of the Chairperson include (i) presiding at, and chairing, Board meetings and meetings of stockholders; (ii) consulting with the Global CEO (if held by a different individual), other executive officers, the chairs of applicable committees of the Board and the Office of the Secretary to the Board to establish agendas for each Board meeting; (iii) calling Board meetings; (iv) leading the Board in discussions concerning the Global CEO’s performance and Global CEO succession, if such position is held by an individual other than the Global CEO; (v) approving meeting schedules for the Board; (vi) approving information sent to the Board; (vii) serving as a liaison for stockholders who request direct communications with the Board; and (viii) performing such other duties and exercising such other powers, as the Board shall from time to time delegate.

Independence of Directors

FF adheres to the rules of Nasdaq in determining whether a director is independent. The Board has consulted, and will consult on an ongoing basis, with its counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Mr. Chad Chen, Mr. Jie Sheng and Mr. Lev Peker are independent directors.

The independent members of the Board have regularly scheduled meetings at which only independent directors are present. A majority of the Board will remain independent, meaning FF cannot elect to be a controlled company under Nasdaq listing rules, until the market capitalization of FF exceeds $20 billion (or $3 billion if certain Charter Amendments (as defined below) are approved and made to the Charter) and the Board elects to become a controlled company as a result of FF Top having requisite voting power for FF to become a controlled company, or FF otherwise becomes a controlled company.

Risk Oversight

The Board oversees the risk management activities designed and implemented by management. The Board executes its oversight responsibility both directly and through its committees. The Board also considers specific risk topics, including risks associated with its strategic initiatives, business plans and capital structure. FF’s management, including its executive officers, is primarily responsible for managing the risks associated with the operation and business of FF and provides appropriate updates to the Board and the Audit Committee. The Board has delegated to the Audit Committee oversight of its risk management process, and its other committees also consider risk as they perform their respective committee responsibilities.

The Audit Committee assists the Board in oversight of cybersecurity risks, in addition to oversight of the performance of FF’s audit function. FF’s Nominating and Corporate Governance Committee monitors the effectiveness of FF’s Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee is also responsible for overseeing FF’s environmental, sustainability and governance efforts and progress and related risks. FF’s Compensation Committee assesses and monitors whether any of FF’s compensation policies and programs have the potential to encourage excessive risk-taking. All committees report to the Board, as appropriate, including when a matter rises to the level of material or enterprise risk.

Board Meetings and Committees

During fiscal year 2024, the Board held 19 meetings, some with recessed sessions. Each director of FF attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served (in each case held during such director’s relevant period of service).

Audit Committee

FF’s Audit Committee is currently comprised of Lev Peker, Chad Chen and Jie Sheng, each of whom is “independent” as such term is defined for Audit Committee members under the rules of the SEC and the listing standards of Nasdaq. Mr. Peker is the chair of the Audit Committee . The Board has determined that Messrs. Peker, Chen and Sheng each qualifies as an “audit committee financial expert” as defined under the rules of the SEC.

As more fully described in its charter, the primary responsibilities of the Audit Committee include (i) to appoint the independent registered public accounting firm and oversee the relationship, and approve the audit and non-audit services to be performed by the independent registered accounting firm; (ii) to review FF’s quarterly and annual financial statements with management and the independent registered public accounting firm; (iii) to review FF’s financial reporting processes and internal controls; (iv) to review and approve all transactions between FF and related persons; and (v) to discuss the policies with respect to risk assessment and risk management, information technology and cybersecurity risks, and other major litigation and financial risk exposures, and the steps management has taken to monitor and control such exposures.

The Audit Committee held 6 meetings during fiscal year 2024 . The Audit Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Compensation Committee

FF’s Compensation Committee is currently comprised of Chad Chen, Jie Sheng and Lev Peker, each of whom is “independent” as such term is defined for Compensation Committee members under the rules of the SEC, the listing standards of Nasdaq and applicable rules of the Internal Revenue Code of 1986, as amended. Mr. Sheng is the chair of the Compensation Committee.

As more fully described in its charter, the primary responsibilities of the Compensation Committee include (i) to review and approve the corporate goals and objectives relevant to Global CEO compensation, evaluate at least annually the Global CEO’s performance in light of those goals and objectives and make recommendations to the Board with respect to the Global CEO’s compensation, including salary, bonus, fees, benefits, incentive awards and perquisites, based on this evaluation; (ii) to recommend to the Board the compensation of executive officers other than the Global CEO; (iii) to recommend to the Board the adoption, material modification or termination of FF’s compensation plans, including incentive compensation and equity-based plans, policies and programs; (iv) to recommend to the Board appropriate compensation for FF’s non-employee directors, including compensation and expense reimbursement policies for attendance at Board and committee meetings; (v) to consider whether risks arising from FF’s compensation plans, policies and programs for its employees are reasonably likely to have a material adverse effect on FF, including whether FF’s incentive compensation plans encourage excessive or inappropriate risk taking; and (vi) to determine stock ownership guidelines and monitor compliance with such guidelines. The Compensation Committee’s charter provides that the Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.

The Compensation Committee held 5 meetings during fiscal year 2024.  The Compensation Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Nominating and Corporate Governance Committee

FF’s Nominating and Corporate Governance Committee (the “Nominating Committee”) is currently comprised of Chad Chen and Jie Sheng, each of whom is “independent” under the rules of the SEC and the listing standards of Nasdaq. Mr. Chen is the chair of the Nominating Committee.

As more fully described in its charter, the primary responsibilities of the Nominating Committee include (i) to assist the Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board; (ii) to make recommendations to the Board regarding its size, membership and leadership, as well as committee membership and structure; (iii) to develop and recommend to the Board a set of corporate governance guidelines applicable to FF and to monitor compliance with such guidelines; (iv) to oversee the annual self-evaluation process to determine whether the Board and its committees and individual directors are functioning effectively and to report the results of the self-evaluation process to the Board; and (v) to oversee FF’s environmental, sustainability and governance efforts and progress.

The Nominating Committee held 1 meetings during fiscal year 2024. The Nominating Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Finance and Investment Committee

FF’s Finance and Investment Committee is currently comprised of Matthias Aydt, Chui Tin Mok and Jie Sheng. Mr. Sheng is the chair of the Finance and Investment Committee.

As more fully disclosed in its charter, the principal responsibilities of the Finance and Investment Committee include (i) upon consultation with or recommendation from FF’s Chief Financial Officer, to review with management and make recommendations to the Board matters relating to the establishment of a share repurchase authorization, debt repurchases, issuance of debt and equity securities, dividend policy, initiation or amendment of any revolving credit facilities and (a) any proposed merger or consolidation, (b) any significant acquisition, sale, lease or exchange of property or assets and (c) other significant business transactions; (ii) in the event of any merger or consolidation, to periodically review with management the progress and integration of the merger or consolidation, including the achievement of business synergies, business opportunities or initiatives that may result in substantial capital expenditures, commitments or exposures and major financial undertakings and financing transactions; (iii) to review FF’s financial policies, capital structure, strategy for obtaining financial resources, tax-planning strategies and use of cash flow and make such reports and recommendations to the Board with respect thereto as it deems advisable; (iv) to oversee the development of long-term capital structure guidelines; (v) to review the funding obligations and financial performance of benefits plans sponsored by FF; (vi) to review FF’s financial plans and objectives, and review and recommend to the Board annual financial plans, capital plans and budgets; (vii) to review FF’s cash management policies and activities, and review and recommend to the Board certain proposed issuances, repurchases or redemptions of FF securities; (viii) to review debt limitations and material covenants, loan guarantees of third party debt and obligations, strategic alliances and investments and target credit ratings; and (ix) to review risk assessment and risk management policies and strategies for managing certain exposures to financial, operating, or economic risks, including hedging strategies related to foreign currency, interest rates and other commercial risks, and the steps management has taken to monitor and control such risk exposures, as well as review certain legal and regulatory matters that may have a material impact on FF’s financing or risk management activities (taking into account the review of FF’s risk assessment and risk management policies and strategies managed through FF’s Audit Committee).

The Finance and Investment Committee held 28 meetings during fiscal year 2024 . The Finance and Investment Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Guidelines for Selecting Director Nominees

The Board is responsible for nominating candidates for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders, subject to the requirements of the A&R Shareholder Agreement. The Nominating Committee is responsible for identifying, screening and recommending director candidates (subject to the Heads of Agreement and A&R Shareholder Agreement) to the full Board, taking into consideration the needs of the Board and the qualifications of the candidates. The Board, based on the recommendation of the Nominating Committee, will review each director’s continuation on the Board in connection with the director’s re-election.

The Nominating Committee also determines the criteria for Board membership. The guidelines for selecting nominees, which are specified in the Nominating Committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

In selecting director nominees, the Nominating Committee shall consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism, such as a general understanding of various business disciplines (e.g., marketing, finance, etc.), FF’s business environment, educational and professional background, analytical ability, independence, industry experience, diversity of viewpoints and backgrounds, willingness to devote adequate time to Board duties, ability to act in and represent the balanced best interests of FF and its stockholders as a whole, and support for the long term vision of FF. In conducting this assessment, the Nominating Committee considers diversity, in the broadest sense, reflecting, but not limited to, gender, racial, ethnicity, age, skills, industry and professional background. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group that is best equipped to help ensure FF’s success and represent stockholder interests through sound judgment.

It is the policy of the Nominating Committee to consider persons for Board nomination identified by its members, management, stockholders, investment bankers and others, and to evaluate those individuals using the same criteria. The Nominating Committee will not distinguish among nominees recommended by stockholders and other persons. The Company’s stockholders may recommend nominees for consideration by the Nominating Committee by submitting the names and supporting information to the Company’s Secretary or the Chair of the Nominating Committee; provided that the nomination of directors by FF Top is subject to the A&R Shareholder Agreement. Under the A&R Shareholder Agreement entered into between FF and FF Top, based on FF Top’s voting power, FF Top currently has the right to nominate four out of five directors on the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of FF’s officers or employees. None of FF’s executive officers currently serves, or has served since July 2021, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Attendance at Annual Meetings of Stockholders by the Board

Although FF does not have a formal policy regarding attendance by members of the Board at FF’s annual meetings of stockholders, directors are strongly encouraged to attend. Three of FF’s then-serving directors attended the 2025 annual meeting of stockholders.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which provide the framework for FF’s corporate governance along with the Charter, Bylaws, committee charters and other key governance practices and policies. The Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria, and Board committee composition. The full text of the Corporate Governance Guidelines is posted on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Code of Business Conduct and Ethics

FF has a Code of Business Conduct and Ethics that applies to all of its employees, officers, and directors. This includes FF’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of the Code of Business Conduct and Ethics is posted on FF’s website at https://investors.ff.com/corporate-governance/governance-overview. FF intends to disclose on its website any future amendments of the Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or FF’s directors from provisions in the Code of Business Conduct and Ethics.

Prohibition on Hedging and Pledging of Company Securities

As part of FF’s insider trading policy, all Company directors, officers, employees, independent contractors and consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging FF securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving FF securities.

Stock Ownership Guidelines

The Board believes that, in order to more closely align the interests of executives and directors with the interests of FF’s other stockholders, FF’s executive officers and directors should maintain a minimum level of equity interests in FF’s Common Stock. Accordingly, FF has stock ownership guidelines requiring ownership of shares with a value equal to at least six times base salary for the Global CEO, two times base salary for other executive officers and three times the annual cash retainers for non-employee directors. Until the required level of ownership is met, covered executives and covered directors are required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of equity awards. Shares subject to stock options, whether vested or unvested, and unvested and unsettled performance-based stock awards do not count for purposes of determining whether a covered executive or covered director is in compliance with the guidelines. Under the stock ownership guidelines, covered executives and covered directors must achieve the required level of ownership by the later of (i) the five-year anniversary of the adoption of the guidelines and (ii) the five-year anniversary of becoming an executive officer or a director, respectively. As of the Record Date, each of FF’s covered executives and covered directors was either in compliance with the guidelines or within the five-year phase-in period.

Management Succession Planning

As part of the annual executive officer evaluation process, the Compensation Committee works with the Global CEO to plan for the succession of the Global CEO and other senior executive officers, as well as to develop plans for interim or emergency succession for the Global CEO and other senior executive officers in the event of retirement or an unexpected occurrence. The succession plan should include, among other things, an assessment of the experience, performance and skills for possible successors to the Global CEO. The Board reviews this succession plan at least annually.

The Compensation Committee conducts a review at least annually of the performance of the Global CEO. The Compensation Committee establishes the evaluation process and determines the criteria by which the Global CEO is evaluated. The results of this review are communicated to the Global CEO.

Board Succession Planning

As part of the annual Board evaluation process, the Nominating Committee works with the Board to plan for the succession of the members of the Board and each of its committees, as well as to develop plans for interim or emergency succession for Board and committee members in the event of retirement or an unexpected occurrence. The succession plan should include, among other things, an assessment of the experience, performance and skills for possible successors to the Board and committee members. The Board reviews this succession plan at least annually.

Annual Board, Committee and Individual Director Evaluation

The Board evaluates its performance and the performance of its committees on an annual basis through an evaluation process administered by the Nominating Committee to determine whether it and its committees are functioning effectively and how to improve their effectiveness. Each committee of the Board shall also evaluate its performance on an annual basis and report the results to the Board, acting through the Nominating Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter.

Stockholder and Interested Party Communications with the Board

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, Attention: Corporate Secretary. Our Corporate Secretary shall initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party. Our Corporate Secretary will not forward communications that are not relevant to the duties and responsibilities of the Board. The Board will generally respond, or cause FF to respond, in writing to bona fide communications from stockholders addressed to one or more members of the Board. Please note that requests for investor relations materials should be sent to ir@faradayfuture.com.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive and Director Compensation” below, described below are the transactions since January 1, 2023 to which the Company has been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of the Company’s directors, executive officers, director nominees or holders of more than 5% of the Company’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions

The Company has entered into notes payable agreements with related parties. The Company receives funding via notes payable from various parties, including related parties. These related parties include employees as well as affiliates of employees, affiliates, and other companies controlled or previously controlled by the Company’s founder and Chief Product and User Ecosystem Officer. The tables below summarize the related party note payable agreements as of December 31, 2024 and December 31, 2023, providing details on contractual maturity dates, contractual interest rates, and net carrying values.

	December 31, 2024
(in thousands)	Contractual Maturity Date	Contractual Interest Rates	Net Carrying Value
Unsecured Convertible Note	April 2024 (1)	4.27%	$1,364
Notes Payable - China	April 2027	18.0%	4,382
Notes Payable on Demand - China	Due on Demand	-%	417
FFGP Note	Various 2024 (1)	4.27%	1,576
Convertible FFGP Note	‘May 2024 (1)	4.27%	250
Other Notes	Due on Demand	12.0%	75
			$8,064

Related party notes payable, current			$5,310
Related party notes payable, long-term			$2,754

(1)	The term was extended upon receipt of waivers of enforcement rights and remedies under the loan agreements, as described below, with the expected settlement in 2025.

	December 31, 2023
(in thousands)	Contractual Maturity Date	Contractual Interest Rates	Net Carrying Value
2023 Unsecured SPA Notes	August 2029	10% - 15%	$542
Notes Payable - China	December 2023	18.0%	5,103
Notes Payable on Demand - China	Due on Demand	-%	3,789
FFGP Note	Various	5.27%	326
			$9,760

Related party notes payable, current			$9,760
Related party notes payable, long-term			$-

Schedule of Principal Maturities of Related Party Notes Payable

The future scheduled principal maturities of related party notes payable as of December 31, 2024, are as follows:

(in thousands)
Due on demand	$492
2025	4,954
2026	2,003
2027	751
Thereafter	-
$8,200

The Company has issued various financing arrangements with related parties, categorized as follows: (i) 2023 Unsecured SPA Notes; (ii) Unsecured Convertible Note; (iii) Notes Payable - China;–(iv) Notes Payable on Demand - China; (v) FFGP Note; and (vi) Convertible FFGP Note.

2023 Unsecured SPA Notes

In May 2023, June 2023, and October 2023, the Company issued unsecured convertible notes to MHL, a related party, under the 2023 Unsecured SPA Notes as the anchor investor.

MHL converted $0.7 million and $22.3 million of gross principal balances in exchange for 33,107 and 125,267 Class A Common Stock shares during years ended December 31, 2024, and 2023, respectively. During the years ended December 31, 2024, and 2023, the Company recognized losses of $0.2 million and $20.0 million on the settlement (conversion) of related party notes payable into shares of Class A Common stock and losses of $0.1 million and $5.9 million.

As of December 31, 2024, there were no related party notes payable outstanding pursuant to the 2023 Unsecured SPA Notes, compared to $0.5 million as of December 31, 2023.

Unsecured Convertible Note

In January 2024, the Company issued an unsecured convertible note to MHL, a related party, in a principal amount of $1.5 million. The note was due three months from the date of issuance (April 2024), accrues interest at an annual rate of 4.27% per annum, and is convertible at the option of the holder into either Class A Common Stock or into a 2023 Unsecured SPA Note. If conversion into Class A Common Stock was elected, the conversion price would be based on the latest closing price of the Company’s Class A Common Stock on the conversion date.

In April 2024, the note entered default due to non-payment upon maturity. Subsequent to the reporting date but prior to March 31, 2025, MHL fully waived its enforcement rights and remedies under the loan agreement with respect to the outstanding principal balance until final settlement. As a result, the note was no longer considered in default as of December 31, 2024.

Notes Payable - China

The Company has outstanding debt payable to Leshi Small Loan Co., Ltd. (“Chongqing”), a related party,–also known as “Notes Payable - China.” In 2022, Chongqing agreed to modify the debt agreement, contingent on the Company making an initial payment of 10% of the agreed upon discounted principal amount. Under the modified terms, the Company received a waiver of accrued interest, a reduction in the principal balance, and an extended repayment schedule requiring full payment of the discounted principal by December 31, 2023. However, The Company did not pay the outstanding principal amount in full by the maturity date of December 31, 2023, and as a result, in January 2024 the Company incurred substantial interest and penalties. Per the terms of the 2022 agreement, in the event of a default at maturity all outstanding interest and penalties since the inception of the original agreement reverted to Chongqing and the discounted principal balance returned to the full unpaid amount. As a result, the Company recognized a loss of $14.1 million shown as component of Loss on settlement of related party notes payable.

In December 2024, the Company repaid $0.1 million and entered into supplementary agreements with Chongqing, further restructuring its outstanding debt. The December 2024 agreements largely restored the debt to amounts outstanding prior to the default on December 31, 2023. If the Company defaults again on its payment plan with Chongqing the interest and penalties accrued since the inception of the original agreement and the note principal will revert back to Chongqing in proportion to the unpaid portion of the discounted principal balance. The agreements maintain an 18.0% stated interest rate for the debt and establish a payment plan for periodic principal and interest payments until the revised maturity date of April 2027. As a result of the restructuring, the Company recognized a gain of $0.7 million in additional paid-in capital, reflecting the related party nature of the transaction. Following the restructuring and subsequent principal payments, the Company’s Notes Payable-China is in good standing as of December 31, 2024.

As of December 31, 2024, the principal value of this note payable was $4.4 million, compared to $5.1 million as of December 31, 2023. As of December 31, 2024 and 2023, the Company had accrued but unpaid interest and penalties of $23.1 million and $0.7 milli–n.

Notes Payable ‘n Demand - China

The Company’s notes payable with investors based in China (“Notes Payable on Demand - China”) bear a zero percent interest rate. The outstanding balance as of December 31, 2024, and 2023, was $0.4 million and $3.8 million, respectively. During the year ended December 31, 2024, the Company converted $3.4 million of these notes to Related party accrued expenses and other current liabilities. This conversion was undertaken to streamline the Consolidated Balance Sheets by reclassifying the liability to better reflect its underlying nature, align with agreements with related parties, and enhance clarity regarding the Company’s liquidity and operational obligations.

FFGP Note

In November 2023 and January 2024, the Company issued unsecured promissory notes to FFGP Investment Holding I, LLC (“FFGP”), a related party, in an aggregate principal amount of $1.6 million. These notes, referred to as the “FFGP Note”, was due three months from their respective dates of issuance and accrued interest at either 4.27% or 5.27%.

In April 2024, the note entered default due to non-payment upon maturity. Subsequent to the reporting date but prior to the issuance of this Form 10-K for the year ended December 31, 2024, FFGP fully waived its enforcement rights and remedies under the loan agreement with respect to the outstanding principal balance until final settlement. As a result, the FFGP Note is in good standing as of December 31, 2024. The carrying values of the FFGP Note were $1.6 million and $0.3 million as of December 31, 2024, and 2023, respectively.

Convertible FFGP Note

In February 2024, the Company and FFGP entered into an unsecured convertible note in the amount of $0.3 million. The note referred to as the “Convertible FFGP Note”, has a maturity date of May 2024 accrued interest at a rate of 4.27% per annum, and is convertible into the Company’s Class A Common Stock at the holder’s option. The conversion price is the latest closing price of the Company’s Class A Common Stock on the conversion date.

In May 2024, the note entered default due to non-payment upon maturity. Subsequent to the reporting date but prior to the issuance of this Form 10-K for the year ended December 31, 2024, FFGP fully waived its enforcement rights and remedies under the loan agreement with respect to the outstanding principal balance until final settlement. As a result, the Convertible FFGP Note is in good standing as of December 31, 2024. The carrying value of the Convertible FFGP Note was $0.3 million as of December 31, 2024.

Related Party Accounts Payable, Accrued Liabilities and Other Significant Transactions

The Company engages in various related party transactions that do not involve notes payable, including property leases, consulting services, advertising services, and other financial arrangements with entities affiliated with its founder, key executives, and their family members. This section excludes related party notes, which are discussed separately, and focuses on summarizing the nature, terms, and financial impacts of these non-debt-related transactions as of December 31, 2024, and 2023, including payments, outstanding balances, and other key details.

X-Butler previously known as Warm Time Inc. (“Warm Time”) and Ocean View Drive Inc. (“Ocean View”) Transactions

The Company leased two real properties, located in Rancho Palos Verdes, California (the “Rancho Palos Verdes Properties”), from X-Butler from January 1, 2018, through March 31, 2022. X-Butler in turn leased the Rancho Palos Verdes Properties from Yueting Jia, the Company’s founder and Chief Product and Ecosystem Officer. The Rancho Palos Verdes Properties were used by the Company to provide long-term or temporary housing to employees of the Company (including a former Global CEO). According to the agreement between the parties, the Company paid X-Butler for rent and certain services, including catering, room services and organization of meetings, external gatherings and events, for the Rancho Palos Verdes Properties. For the years ended December 31, 2024, and 2023, the Company paid to X-Butler $0.1 million and $0.1 million, respectively, for rent and business development services rendered to the Company and its executives. The Company has recorded approximately $0.3 million and $0.1 million in Accounts Payable as of December 31, 2024, and 2023, respectively.

On February 9, 2023, the Company made a payment of approximately $0.2 million on behalf of Ocean View, an indemnified co-defendant, in connection with a seizure of funds related to the outstanding judgment in ongoing litigation, also involving Han’s San Jose Hospitality, LLC. Ocean View fulfilled its payment obligation under the settlement arrangement of such litigation, but the Company did not make its payment on the outstanding judgment which caused such seizure of funds of Ocean View.

FF Global Transactions and Consulting Services

FF Global is considered a related party because it exercises significant control over our Board of Directors. Additionally, the Company maintains several key financial and service agreements with FF Global.

On July 30, 2022, the Company entered into a preliminary term sheet (the “Preliminary Term Sheet”) with FF Top, a subsidiary of FF Global, setting out a summary of the preliminary terms and conditions for FF Top’s assistance in arranging a proposed convertible term loan facility to the Company. In connection with the Preliminary Term Sheet, the Company agreed to reimburse FF Top for its reasonable and documented out-of-pocket legal and diligence fees and expenses incurred in connection with such financing efforts up to a $0.3 million cap (the “Original Cap”).

On January 31, 2023, the Company entered into a supplemental agreement to a preliminary term sheet (the “Term Sheet” and with such supplemental agreement, the “Supplemental Agreement”) with FF Global, pursuant to which the parties agreed, due to the high amount of FF Global’s out-of-pocket legal fees and expenses incurred in connection with its financing efforts, to amend the Term Sheet to increase the cap for legal fees and expenses from $0.3 million to $0.7 million.

In early February 2023, FF Global requested from the Company a legal expense reimbursement of $6.5 million for costs incurred related to the governance changes at the Company, which has not been approved by the Board. FF Global may in the future continue to request additional expense reimbursements and indemnification from the Company.

On March 6, 2023, the Company entered into a consulting service agreement with an effective date of February 1, 2023 with FF Global (the “Consulting Services Agreement”), according to which the Company agreed to pay a monthly consulting fee of $0.2 million to FF Global for the following services:

●	Assistance in developing its funding strategy.

●	Assistance in developing its value return and management strategy.

●	Consultation on and integration of stockholder relations and stockholder resources.

●	Supporting communications regarding stockholders meetings.

●	Developing existing stockholder financing strategy, including with respect to retail investors and others.

●	Assistance in risk management strategy.

●	Assistance in capability build up and operation strategy.

The Consulting Services Agreement has an initial term of 12 months and automatically renews for successive 12 months periods unless earlier terminated in accordance with the terms thereof. Effective March 6, 2024, the Consulting Agreement renewed automatically. Either party may terminate the Consulting Services Agreement upon one month prior written notice to the other party. Upon any termination of the Consulting Services Agreement, the Company shall promptly pay FF Global any accrued but unpaid fees hereunder and shall reimburse FF Global for any unreimbursed expenses that are reimbursable thereunder. In addition, FF Global is entitled to reimbursement for all reasonable and documented out-of-pocket travel, legal, and other out-of-pocket expenses incurred in connection with their services, which expenses shall not exceed $0.1 million without the prior written consent of the Company. The Company paid $1.0 million and $1.8 million to FF Global during the years ended December 31, 2024, and 2023, respectively, pursuant to the Consulting Services Agreement. As of December 31, 2024, and 2023, the Company has $2.0 million and $0.6 million, respectively of amounts payable owed to FF Global recorded in Accounts payable and Accrued expenses and other current liabilities in the Consolidated Balance Sheets.

Common Units of FF Global

During 2022, certain executives and employees of the Company were granted the opportunity to subscribe to 600,000 common units of FF Global. The subscription price of $20.00 per common unit(original price, pre reverse stock splits), payable by the executives and employees of the Company, was financed through non-recourse loans issued by FF Global payable in equal annual installments over ten years. The common units to be purchased with a non-recourse loan are required to be treated for accounting purposes as stock options granted by FF Global to executives and employees of the Legacy FF. The awards were valued using the Black-Scholes option pricing model. The grant date fair value of the units purchased through non-recourse loans was immaterial for the years ended December 31, 2024, and 2023.

Advertising Services Payable to Leshi Information Technology Co., Ltd. (“LeTV”)

The Company has recorded a payable to LeTV within Related party accrued expenses and other current liabilities in the amount of $7.7 million and $7.5 million as of December 31, 2024 and December 31, 2023, respectively, in connection with advertising services provided to the Company in prior years. LeTV is a Shanghai Stock Exchange-listed public company founded and controlled by Mr. Yueting Jia, the Company’s founder and Chief Product and User Ecosystem Officer.

Grow Fandor

During the year ended December 31, 2024, the Company entered into several related party transactions with Grow Fandor Inc. (“Grow Fandor”). Grow Fandor is considered a related party because it is significantly influenced by Mr. Yueting Jia, who has a financial and operational interest in the entity. Below are summarized the Company’s transactions with Grow Fandor and the related accounting treatment:

●	Promissory Note: In September 2024, the Company executed a promissory note with Grow Fandor in the amount of $75,000. This note has been classified as “Other Notes” in table above that the summarizes the related party note payable agreements as of December 31, 2024.

●	Share Donation: In October 2024, the Company received a donation of 15,000,000 shares of Class B Common Stock of Grow Fandor from Yueting Jia, which represents an approximately 10% ownership interest. Because Grow Fandor is in the preliminary stages of development and has not begun commercial operations, management concluded that the shares do not currently have value within the financial statements.

●	Trademark License Agreement: In October 2024, the Company and Grow Fandor executed the Trademark License Agreement. Under the terms of the licensing agreement, Grow Fandor has exclusive licensing rights as the only third-party allowed to use the FF and FX brands and marks during the contract term. In exchange Grow Fandor will pay to the Company: (1) a royalty fee, payable quarterly, calculated as the greater of: (a) 50% of the annual net profit from FF and FX ecosystem products, and (b) 5% of net sales revenue from all relevant brand ecosystem products, payable quarterly (whichever amount is higher will be the final royalty fee for that year); and (2) a $250,000 annual base license fee. Grow Fandor paid the initial annual license fee, subsequent annual license fees will be payable within 30 days after each contract year. The Company recorded the initial license fee as a capital contribution due to the related party nature of the relationship with Grow Fandor and Yueting Jia’s public statements that the relationship is designed to provide incremental capital to the Company.

Procedures with Respect to Review and Approval of Related Person Transactions

The Board has adopted a written policy with respect to the review, approval and ratification of related person transactions. Under the policy, the Company’s Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, the Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, the policy requires the Audit Committee to consider, among other factors it deems appropriate:

●	the related person’s relationship to FF and interest in the transaction;

●	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

●	the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;

●	the benefits to FF of the proposed transaction;

●	if applicable, the availability of other sources of comparable products or services; and

●	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, FF’s best interests and those of Company’s stockholders, as the Audit Committee determines in good faith.

In addition, under the Company’s Code of Business Conduct and Ethics, Company’s employees, officers, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of April 17, 2025, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock, (2) each member of the Board and each director nominee, (3) each of our named executive officers (as disclosed below) and (4) all of the members of the Board and our executive officers, as a group. As of April 17, 2025, there were outstanding 95,841,570 shares of Class A Common Stock, 6,667 shares of Class B Common Stock, and 44,287,773 outstanding warrants to purchase shares of Class A Common Stock.

The beneficial ownership percentages set forth in the table below are based on 95,841,570 shares of Class A Common Stock issued and outstanding as of April 17, 2025, (including for this purpose, 6,667 shares of Class A Common Stock issuable upon conversion of 6,667 shares of Class B Common Stock held by FF Top, all as issued and outstanding shares as of April 17, 2025) and takes into account the issuance of any shares of Class A Common Stock subject to warrants, stock options, restricted stock units (“RSUs”), or convertible notes that have vested or are currently exercisable or will vest or may be exercised within 60 days of April 17, 2025 for purposes of computing the percentage ownership of the person deemed to beneficially own such shares and for the aggregate percentage owned by all directors and executive officers, but are not treated as outstanding for computing the percentage of any other person. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and stock options held by the person that are currently exercisable or may be exercised within 60 days of April 17, 2025.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock. Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Holder of Over 5%:
Class A Common Stock	None
Director Nominee and Named Executive Officers
Class A Common Stock	Matthias Aydt(1)	47,659	*
Class A Common Stock	Chad Chen(2)	45,537	*
Class A Common Stock	Scott Graziano	0	*
Class A Common Stock	Yueting Jia (3)	268,552	*
Class A Common Stock	Koti Meka (4)	5,848	*
Class A Common Stock	Chui Tin Mok(5)	18,476	*
Class A Common Stock	Jonathan Maroko	8,247	*
Class A Common Stock	Lev Peker(6)	60,405	*
Class A Common Stock	Jie Sheng(7)	60,531	*
Class A Common Stock	Jiawei Wang	0	*
	All executive officers and directors as a group (10 individuals)	515,255	*

*	Less than 1%

(1)	Includes options to acquire 69 shares of Class A Common Stock that have vested or will vest within 60 days of April 17, 2025. To the Company’s knowledge, Mr. Aydt has not sold any shares since the Company became a public company.

(2)	To the Company’s knowledge, Mr. Chen has sold 15,000 shares since the Company became a public company.

(3)

Includes options to acquire 89 shares of Class A Common Stock that have vested or will vest within 60 days of April 17, 2025. To the Company’s knowledge, Mr. Jia has not sold any shares since the Company became a public company.

(4)

Includes options to acquire 9 shares of Class A Common that have vested or will vest within 60 days April 17, 2025. To the Company’s knowledge, Mr. Meka has not sold any shares since the Company became a public company.

(5)

Includes options to acquire 112 shares of Class A Common that have vested or will vest within 60 days April 17, 2025. To the Company’s knowledge, Mr. Mok has not sold any shares since the Company became a public company

(6)	To the Company’s knowledge, Mr. Peker has not sold any shares since the Company became a public company.

(7)	To the Company’s knowledge, Mr. Sheng has not sold any shares since the Company became a public company.

DELINQUENT SECTION 16(A) REPORTS

Under Section 16 of the Exchange Act, FF’s directors, executive officers and any persons holding more than 10% of FF’s common stock are required to report initial ownership of FF common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and FF is required to disclose below any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons, and other than as disclosed in the 2024 Form 10-K, our directors, executive officers and persons who own more than 10% a registered class of our equity securities (“Reporting Persons”) met all applicable Section 16(a) filing requirements except for the following: (i) each of Jie Sheng, Li Han, Chad Chen, and did not timely file Form 4 after being granted 14,493 shares on April 15, 2024. However, each of the Form 4 corresponding to the transaction was subsequently filed on May 28, 2024; (ii) Lev Peker did not timely file Form 4 after being granted 10,125 shares on April 15, 2024. However, the Form 4 corresponding to the transaction was subsequently filed on May 28, 2024; (iii) Matthias Aydt did not timely file Form 4 after being granted 1 share of Series A Preferred Stock and 2,245 shares of Common Stock on February 5, 2024 and on September 15, 2024. However, the Form 4 corresponding to the transaction was subsequently filed on June 25, 2024 and October 2, 2024; and (iv) Yueting Jia did not timely file Form 4 after being granted 2,173 shares of Common Stock on September 15, 2024. However, the Form 4 corresponding to the transaction was subsequently filed on October 2, 2024.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

We provide below biographical information for each of FF’s executive officers, other than Mr. Matthias Aydt and Mr. Chui Tin Mok, whose biographical information is presented above under “Proposal 1: Election of Directors — Director Nominees.”

Mr. Yueting Jia, 51, is the Founder of FF and has served as FF’s Chief Product and User Ecosystem Officer since September 2019 and served as CEO from 2017 to September 2019. In 2003, he founded Xbell Union Communication Technology (Beijing) Co., a Singapore publicly-listed company that developed and launched China’s first mobile video streaming software system. In 2004, Mr. Jia founded LeTV, a video streaming website. In 2011, he founded Le Holdings Co. Ltd (“LeEco”), which is an internet ecosystem technology company with business segments including smart phones, smart TV, smart cars, internet sports, video content, internet finance and cloud computing. In 2014, Mr. Jia founded FF. He defined and led the team in creating the FF 91. As Chief Product and User Ecosystem Officer, Mr. Jia oversees activities in product innovation, strategy and definition; internet, AI and autonomous driving; user experience, user acquisition and user operation, capital markets, human resources and administration, corporate strategy and China departments and reports directly to the Board.

Mr. Koti Meka, age 55, has served as the Company’s Acting Head of Finance Operations since November 2023, managing finance operations, heading financial planning and analysis, and supporting process improvement, target setting and cost-reduction efforts. Previously, he served as the Company’s Director of Finance (FP&A) from July 2017 to November 2023, Operations Controller from August 2016 to July 2017, and Senior Manager, Cost Estimating from February 2016 to August 2016. Prior to joining the Company in February 2016, Mr. Meka worked at Ford Motor Company from July 2002 to February 2016 in cost optimization, product development finance and corporate finance, including leading financial analysis at Ford Business Services Center in Chennai, India from December 2009 to July 2013. He holds an MBA from the University of Michigan-Dearborn, an M.S. in Mechanical Engineering from Wayne State University and a B.Tech. in Mechanical Engineering from Jawaharlal Nehru Technological University, India

Mr. Scott Graziano, 54, has served as Global General Counsel at FF since September 2023 and as Corporate Secretary since November 2023. Prior to joining FF, he served at Healthpeak Properties, Inc. (NYSE: DOC) from October 2015 to September 2023, including as Senior Vice President and Deputy General Counsel beginning in February 2017, as well as Corporate Secretary. Prior to joining Healthpeak, Mr. Graziano served as Director — Securities and Corporate Governance at Western Digital Corporation (Nasdaq: WDC). Prior to that, Mr. Graziano was a counsel at the law firm of O’Melveny & Myers LLP in Newport Beach, California, and Shanghai, China, from November 2004 to January 2015, and an associate at the law firm of Shearman & Sterling LLP in New York City from September 2000 to November 2004.

AUDIT COMMITTEE REPORT

The Audit Committee consists of Lev Peker, Chad Chen and Jie Sheng. The Board has determined that each such Audit Committee member is “financially literate,” as contemplated by Nasdaq rules, and that each qualifies as an “audit committee financial expert” as that term is defined under 407(d) of Regulation S-K. Each member of the Audit Committee is “independent,” within the meaning of such term under the independence requirements for audit committee membership of the Nasdaq rules, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the SEC’s rules and regulations.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial statements and effectiveness of internal controls over financial reporting and the performance, qualification and independence of the Company’s independent registered public accounting firm.

FF’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, its auditors and other advisors.

The Audit Committee has reviewed and discussed FF’s December 31, 2023 audited consolidated financial statements and effectiveness of internal controls over financial reporting with management and with its independent registered public accounting firm for the year ended December 31, 2023, which was Mazars.

The Audit Committee has also received from, and discussed with, its independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), the SEC and the Audit Committee’s charter.

The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

Lev Peker (Chair)

Chad Chen

Jie Sheng

PROPOSAL 2: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK TO HOLDERS OF
CERTAIN OF OUR CONVERTIBLE NOTES AND WARRANTS

Our Class A Common Stock is listed on Nasdaq and, as such, we are subject to the exchange’s listing rules. We are seeking stockholder approval for purposes of complying with Nasdaq Listing Rule 5635(d). If the Investors (defined below) wish to convert the full amount of the Unsecured Notes (defined below), exercise the full amount of the Common Warrants (defined below), and PA Warrants (defined below), issued and issuable pursuant to the Purchase Agreement (defined below) and PAA (defined below), and if, to the extent that any Investor exercises its Incremental Warrants (defined below) issued to each Investor pursuant to the Purchase Agreement (upon which the Incremental Common Warrants (defined below) and Incremental Notes (defined below) would be issuable), the shares of Class A Common Stock issued upon conversion and exercise, as applicable, would be more than 20% of our currently outstanding shares of Class A Common Stock (such financing, the “March Financing”). Nasdaq Listing Rule 5635(d) requires that we obtain stockholder approval of the issuance of Class A Common Stock and/or securities convertible into, or exercisable for, Class A Common Stock in excess of 20% of our current issued and outstanding shares of Class A Common Stock.

The information set forth herein in connection with the March Financing is qualified in its entirety by reference to the full text of the form of the Purchase Agreement, PAA, Common Warrants, Incremental Warrants, Unsecured Notes and PA Warrants attached as exhibits 10.1, 10.2, 4.1, 4.2, 4.3 and 4.5, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on March 24, 2025. Stockholders are urged to carefully read these documents.

Background

On March 21, 2025 (the “Signing Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Investors agreed to purchase, in four Closings (defined below), for an aggregate purchase price of $41 million, of which approximately $39.5 million will be paid in cash and approximately $1.5 million will be converted from a previous loan to the Company, (i) certain senior unsecured convertible notes in the aggregate original principal amount of $41 million (the “Unsecured Notes”), (ii) common stock purchase warrants (the “Common Warrants”) to purchase up to a number of shares of the Company’s Class A Common Stock, equal to the principal amount of Unsecured Notes issued at a Closing divided by $1.29, the initial conversion price under the Unsecured Notes, (iii) a number of shares of Series B Preferred Stock, equal to the lesser of (A) the number of shares of Class A Common Stock into which the Unsecured Notes issued at a Closing are convertible (the “Conversion Shares”) and (B) the product of (1) such Investor’s Note Commitment Amount (as defined in the Purchase Agreement) divided by the aggregate Note Commitment Amounts for all Investors multiplied by (2) 9,000,000, and (iv) incremental note purchase warrants (the “Incremental Warrants”), exercisable for (A) senior unsecured convertible notes in the principal amount of Unsecured Notes issued at a Closing and substantially in the form of the Unsecured Notes (the “Incremental Notes”), (B) Common Warrants (the “Incremental Common Warrants”) and (C) shares of Series B Preferred Stock. The first closing (the “First Closing”) occurred on April 4, 2025 and the second closing (the “Second Closing”) is scheduled occur on tenth (10th) business day following the First Closing, subject to the satisfaction of applicable closing conditions. The third closing (the “Third Closing”) is expected to occur on the tenth (10th) business day following the later of (i) the effective date of the initial Registration Statement (as defined below) and (ii) the Stockholder Approval Event (as defined below). The fourth closing (the “Fourth Closing” and together with the First Closing, the Second Closing and the Third Closing, each a “Closing” and, collectively, the “Closings”) is expected to occur on the tenth (10th) business day following the Third Closing. All Closings are subject to the satisfaction of certain closing conditions, including but not limited to, the closing price of the Class A Common Stock being equal or greater than $1.00 at the time of such Closing and no event of default existing under any outstanding Unsecured Notes. The Notes, the Common Warrants, the Incremental Warrants, the Incremental Notes, the shares of Class A Common Stock issuable upon exercise of the Common Warrants, the shares of Class A Common Stock issuable pursuant to the terms of the Notes and the Incremental Notes and shares of Series B Preferred Stock are collectively referred to as the “Securities”.

Univest Securities, LLC acted as the sole placement agent in connection with the transaction (the “Placement Agent”), pursuant to a Placement Agency Agreement, dated as of March 21, 2025, by and between the Company and the Placement Agent (the “PAA”). Pursuant to the PAA, the Company agreed to pay the Placement Agent a cash fee (the “Cash Fee”) equal to 8% of the gross proceeds received by the Company from the sale of the Securities at each Closing and upon each closing upon the exercise of any Incremental Warrants, to Investors introduced to the Company by the Placement Agent (the “PA Investors”) or 4% of the gross proceeds received by the Company from the sale of the Securities to all other Investors. At each Closing or each closing upon the exercise of any Incremental Warrants, the Company agreed to issue to the Placement Agent common stock purchase warrants (the “PA Warrants”) exercisable for a number of shares of Class A Common Stock equal to 7% of the aggregate number of shares of Class A Common Stock issuable upon conversion of the Unsecured Notes or the Incremental Notes, respectively, issued by the Company to Investors at the applicable closing. The Company also agreed to reimburse the Placement Agent fees and out-of-pocket expenses, including the fees and expenses of Placement Agent’s counsel and due diligence analysis not to exceed $120,000 for the Closings and up to $60,000 upon the initial exercise of the Incremental Warrants.

The PA Warrants have a term of five (5) years from the issuance date. The PA Warrants are substantially similar to the Common Warrants. The PA Warrants issued at each Closing will have an exercise price equal to $1.548 per share and the PA Warrants issued upon the closing of the exercise of Incremental Warrants by the PA Investors will have an exercise price equal to 120% of the closing price of the Class A Common Stock on the trading day prior to the date of such closing, subject to adjustment under certain circumstances described in the PA Warrants.

Unsecured Notes

Maturity Date; Interest.

Pursuant to the Unsecured Notes, interest commences accruing on the date of issuance (the “Issuance Date”) at the interest rate of 10% per annum and is computed on the basis of a 360-day year and twelve 30-day months and is payable on a Conversion Date (as defined in the Unsecured Notes) with respect to the Conversion Amount (as defined in the Unsecured Notes) being converted on such Conversion Date, with any remaining accrued and unpaid interest payable on the fifth anniversary of the issuance date thereof (the “Maturity Date”) (each Conversion Date and Maturity Date, an “Interest Date”).

Interest is payable to the noteholders on each Interest Date in shares of Class A Common Stock, subject to certain conditions set forth in the Unsecured Notes; provided, however, that the Company may, at its option following notice to the noteholders, pay interest on any Interest Date in cash or in a combination of cash and shares of Class A Common Stock. Prior to the payment of interest on an Interest Date, interest on the Unsecured Notes will accrue at the Interest Rate and will be payable by way of inclusion of the interest in the Conversion Amount on each Conversion Date, or upon any redemption, unless in the event of an event of default, in which case the interest rate of the Unsecured Notes will automatically be increased to 18% per annum (the “Default Rate”). In the event such default has been cured, the Default Rate will cease to be effective as of the calendar day immediately following the date of such cure; provided that the interest as calculated and unpaid at the Default Rate during the continuance of that certain default will continue to apply to the extent relating to the days after the occurrence of such default through and including the cure date of such default.

The Maturity Date may be extended by the noteholders under circumstances specified therein. On the Maturity Date, the Company must pay the noteholders an amount in cash representing all outstanding principal, accrued and unpaid interest on such principal and interest and accrued and unpaid Late Charges (as defined in the Unsecured Notes). Other than as specifically permitted by the Unsecured Notes, the Company may not prepay any portion of the outstanding principal and accrued, unpaid interest or accrued and unpaid Late Charges on principal and interest, if any.

Conversion; Conversion at Option of Holder

Each noteholder may convert all, or any portion, of the Unsecured Notes, at any time at such noteholder’s option, into shares of Class A Common Stock, at an initial conversion price per share of $1.29 (the “Conversion Price”), subject to adjustment as provided in the Unsecured Notes, in an amount equal to 108% of the portion of the (i) principal, (ii) interest, (iii) accrued and unpaid Late Charges with respect to such principal and interest of the Unsecured Note and (iv) other amounts outstanding under the Unsecured Note to be converted, redeemed or otherwise with respect to which such determination is being made.

Adjustments of the Conversion Price

If on each day on which (i) a registration statement registering for resale by the Investors of the Class A Common Stock issuable upon exercise and conversion, as applicable, of the Unsecured Notes, the Common Warrants, the Incremental Warrants and the Incremental Notes (the “Registration Statement”) becomes effective and the prospectus contained therein is available for use (the “Registration Adjustment Event”); (ii) the Fourth Closing occurs (the “Fourth Closing Event”); or (iii) the Company obtains stockholder approval in connection with the transactions contemplated by the Purchase Agreement (the “Stockholder Approval Event” and, together with the Registration Adjustment Event and the Fourth Closing Event, the “Adjustment Events”, and the date on which each Adjustment Event occurs, an “Adjustment Date”), the Conversion Price then in effect is greater than the Closing Bid Price (as defined in the Unsecured Notes) of the Class A Common Stock on the trading day immediately prior to such Adjustment Date (each, an “Adjustment Price”), the Conversion Price will automatically be adjusted to the Adjustment Price.

Floor Price

The Floor Price of the Unsecured Notes is $1.048 per share of Class A Common Stock, subject to the Company’s right to reduce, from time to time, to a price per share not contrary to the rules and regulations promulgated Nasdaq (and other adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

Alternate Conversion

Each noteholder may alternatively elect to convert the Unsecured Notes, at any time at such noteholder’s option, into shares of Class A Common Stock at the “Alternate Conversion Price” equal to the lower of:

●	the Conversion Price then in effect; and

●	the greater of:

o	the Floor Price; and

o	the lowest volume weighted average price of the Class A Common Stock during the five consecutive trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

Alternate Conversion Floor Amount

If on any Conversion Date, the Conversion Price then in effect would have otherwise been lower than the Floor Price then in effect, the Company is required to pay to each noteholder an amount in cash equal to the product obtained by multiplying (A) the higher of (1) the highest price of the Class A Common Stock on the trading day immediately preceding the applicable Conversion Date and (2) the applicable Alternate Conversion Price, and (B) the difference between (1) the number of shares the noteholder would have received at the Conversion Price as it would have been adjusted notwithstanding the Floor Price and (2) the Floor Price. Alternatively, the Company may, at its option, increase the then outstanding principal amount of the applicable Unsecured Note by such amount.

Limitations on Conversion

Beneficial Ownership Limitation. A noteholder does not have the right to convert any portion of an Unsecured Note to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”), of shares of Class A Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the noteholder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

Exchange Cap Limitation. Unless the Company obtains the approval of its stockholders in accordance with Nasdaq Listing Rules 5635(d) (19.99% of the outstanding shares of Class A Common Stock on the Signing Date) will be issuable upon conversion or exercise, as applicable, or otherwise pursuant to the terms of the Unsecured Notes or the Incremental Warrants, as applicable.

Redemption Rights

Company Optional Redemption. The Company has the option to redeem the Unsecured Notes at a 10% redemption premium to the greater of (i) the shares of Class A Common Stock then outstanding under the Unsecured Notes and (ii) the equity value of Class A Common Stock underlying the Unsecured Notes. The equity value of Class A Common Stock underlying the Unsecured Notes is calculated using the greatest closing sale price of the Class A Common Stock during the period commencing on the date immediately preceding notice of such redemption and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made for such redemption.

Bankruptcy Event of Default Mandatory Redemption. Upon any bankruptcy event of default, the Company must immediately redeem in cash all amounts due under the Unsecured Notes at a 25% premium unless the noteholder waives such right to receive such payment.

Common Warrants

The Common Warrants are exercisable immediately upon issuance, and have a term of five years from such date and an initial exercise price of $1.548 (the “Exercise Price”), which may be adjusted to the lower of (i) $1.048 and (ii) 120% of the Closing Bid Price of the Class A Common Stock on the trading day ended immediately prior to such Adjustment Date upon Adjustment Events and other certain adjustments as described in the Common Warrants.

Limitations on Exercise. A Common Warrant holder does not have the right to exercise any portion of the Common Warrants to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of the Maximum Percentage of shares of Class A Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the Common Warrant holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

Series B Preferred Stock

Each Investor was issued at the First Closing a number of shares of Series B Preferred Stock equal to the lesser of (i) the number of Conversion Shares into which such noteholder’s Unsecured Note issued in such Closing is convertible and (ii) the product of (x) such noteholder’s Commitment Percentage (as defined in the Purchase Agreement) multiplied by (y) 9,000,000 (the “Series B Preferred Cap”). In each of the Second Closing, Third Closing and Fourth Closing, each noteholder will be issued a number of shares of Series B Preferred Stock equal to the lesser of (i) the number of Conversion Shares into which such noteholder’s Unsecured Note issued in such Closing is convertible and (ii) the product of (x) such noteholder’s Commitment Percentage multiplied by (y) the Series B Preferred Cap minus the aggregate number of shares of Series B Preferred Stock held by such noteholder.

In the event that an adjustment of the Conversion Price pursuant to the terms of the Unsecured Notes results in an increase in the number of Conversion Shares, the Company will issue to each noteholder a number of shares of Series B Preferred Stock equal to the number of such additional Conversion Shares, to the extent such additional Conversion Shares of each noteholder, in the aggregate, is not in excess of the number of authorized but unissued shares of the Company’s preferred stock as of the Signing Date without the approval of the Company’s stockholders to increase the number of authorized shares of the Company’s preferred stock, provided that the Company may, in its sole discretion, increase the Series B Preferred Cap as set forth in the Purchase Agreement, subject to approval of the Company’s stockholders.

Certificate of Designation

On April 9, 2025, the Company filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate of Designation”) to designate 9,000,000 shares of the Company’s authorized and unissued preferred stock as Series B Preferred Stock. The Certificate of Designation became effective upon its filing with the Delaware Secretary of State and established the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series B Preferred Stock as summarized below.

Convertibility. The shares of Series B Preferred Stock are not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The shares of Series B Preferred Stock are not entitled to receive dividends.

Voting. Each share of Series B Preferred Stock has one vote on all matters submitted to a vote of the stockholders of the Company.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holders of Series B Preferred Stock will be entitled to receive, before any payment is made to the holders of Class A Common Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to (a) (i) the aggregate outstanding principal amount of such holder’s Unsecured Notes minus (ii) the amount received by such holder from the Company pursuant to such holder’s Unsecured Notes in connection with such liquidation divided by (b) the number of shares of Series B Preferred Stock held by such holder at the time of such liquidation.

Transfer Restrictions. The shares of Series B Preferred Stock may not be transferred at any time without the prior written consent of the Board.

Redemption. Upon each conversion of an Unsecured Note or an Incremental Note by a holder of Series B Preferred Stock, a number of shares of Series B Preferred Stock equal to the number of shares of Class A Common Stock received by such noteholder upon conversion of such noteholder’s Unsecured Note or Incremental Note will automatically be redeemed by the Company for no consideration, without any further action by the Company or such holder, and such redeemed shares will no longer be deemed to be outstanding.

Incremental Warrants

The Incremental Warrants are exercisable immediately upon issuance and have a term of five (5) years from the Signing Date. The Investors may exercise the Incremental Warrants, in whole or in part, for (i) Incremental Notes, (ii) Common Warrants to purchase a number of shares of the Class A Common Stock equal to the quotient of the Note Commitment Amount of such Investor’s Incremental Note divided by the Conversion Price thereof, and (iii) a number of shares of Series B Preferred Stock equal to the lesser of (1) the number of Conversion Shares into which such Investor’s Incremental Note is convertible and (2) the product of (x) such Investor’s Commitment Percentage multiplied by (y) the Series B Preferred Cap minus the number of shares of Series B Preferred Stock then owned by such Investor.

Incremental Notes

The Company may issue Incremental Notes in an aggregate original principal amount equal to the principal amount of Unsecured Notes issued in the Closings to the Investors assuming all Closings occur and full exercise of the Incremental Warrants. The Incremental Notes will be substantially in the form of the Unsecured Note and each Incremental Note will mature five (5) years from its issuance date.

The issuance and sale of the Securities was made and will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

Nasdaq Stockholder Approval Requirement

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Class A Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Class A Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Class A Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Voting Requirements

Approval of the Private Placement Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A Common Stock and Series B Preferred Stock, voting together as a single class. Each share of Class A Common Stock and Series B Preferred Stock has one vote. The Series A Preferred Stock is not entitled to vote on this proposal. Abstentions will be counted as present for purposes of determining a quorum and will have the same effect as a vote “Against” this proposal. We believe that broker non-votes will be counted towards the presence of a quorum but will have no effect and will not be counted towards the vote total for this proposal because we have been advised by NYSE that this proposal should be considered “non-routine” under NYSE rules, and accordingly, we believe that your broker may not vote your shares on such Proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE PRIVATE PLACEMENT PROPOSAL.

PROPOSAL 3: APPROVAL OF THE SHARE AUTHORIZATION PROPOSAL

The Board recommends that the stockholders adopt an amendment to the Charter to increase the number of authorized shares (the “Authorized Shares Increase”) of Common Stock by 38,000,000, from 129,245,313 shares to 167,245,313 shares (representing an increase of approximately 29%), and increase the number of authorized shares of the Company’s Preferred Stock, by 2,900,000 shares, from 10,000,000 shares to 12,900,000 shares, so that the total number of authorized shares of Company’s Common Stock and Preferred Stock will be increased from 139,245,313 shares to 180,145,313 shares. Pursuant to the Charter, the Company currently has 10,000,000 shares of its Preferred Stock and 129,245,313 shares of Common Stock authorized, including (i) 124,815,625 shares of Class A Common Stock and (ii) 4,429,688 shares of Class B Common Stock. As of April 17, 2025, there was one share of Series A Preferred Stock, 1,952,629 shares of Series B Preferred Stock, 95,841,570 shares of Class A Common Stock and 6,667 shares of Class B Common Stock issued and outstanding.

The Board believes it is desirable for the Company to have a sufficient number of shares of Class A Common Stock available for the satisfaction of its existing obligations to issue shares of Class A Common Stock and possible future financings or acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes. In particular, in order to fund its ongoing operations and business plan, including to continue production of the FF 91 2.0 Futurist Alliance and to fund the execution of the FX strategy, the Company is seeking to raise additional capital from various fundraising efforts currently underway to bolster its cash on hand. FF expects that it may be able to raise additional capital to support the ramp-up of production of the FF 91 to potentially generate sufficient revenues to put the Company on a path to cash flow break-even. It is possible that some of these additional shares could be used for various other purposes without further stockholder approval, except as such approval may be required in particular cases by the Charter, applicable law or the rules of any stock exchange or other quotation system on which the Company’s securities may then be listed. The Board believes that approval of the Share Authorization Proposal is crucial predominantly to ensure that the Company has sufficient authorized shares to meet its existing obligations to issue shares of Class A Common Stock as and if they become due, and to secure needed financing without incurring the delay and expense of holding additional stockholders’ meetings.

If the Share Authorization Proposal is approved, up to an additional 38,000,000 shares of Class A Common Stock, or a total of 180,145,313 shares of authorized and unreserved shares of Preferred Stock and Common Stock would be issued and outstanding or available for future issuance. The additional shares of Class A Common Stock will have the same rights as the presently authorized shares of Class A Common Stock, including the right to cast one vote per share of Class A Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Class A Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

The Charter amendment will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware. The Company currently plans to file such amendment promptly after the Annual Meeting if the Share Authorization Proposal is approved. The text of the form of the Charter amendment is set forth in Annex A to this Proxy Statement. Such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Authorized Shares Increase, if any.

Proposal

The Company is seeking stockholder approval to adopt an amendment to the Charter to increase (i) the number of authorized shares of the Company’s Common Stock, by 38,000,000, from 129,245,313 shares to 167,245,313 shares, and (ii) the number of authorized shares of the Company’s Preferred Stock, by 2,900,000 shares, from 10,000,000 shares to 12,900,000 shares, so that the total number of authorized shares of the Common Stock and the Preferred Stock is increased from 139,245,313 shares to 180,145,313 shares.

Voting Requirements

Approval of the Share Authorization Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class. Each share of Common Stock and Series B Preferred Stock has one vote. The share of Series A Preferred Stock has 3,000,000,000 votes, but those votes must be voted in the same proportion as the votes cast by shares of Common Stock on this Proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this Proposal. However, because the share of Series A Preferred Stock has 3,000,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have no effect on the manner in which the Series A Preferred Stock votes are cast.

We believe that broker non-votes will be counted towards the presence of a quorum but will have no effect and will not be counted towards the vote total for this Proposal because we have been advised by NYSE that this Proposal should be considered “non-routine” under NYSE rules, and accordingly, we believe that your broker may not vote your shares on such Proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Further, because the share of Series A Preferred Stock has 3,000,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have no effect on the manner in which the Series A Preferred Stock votes are cast. Therefore, if you do not wish for this Proposal to pass, you should vote “Against” this Proposal.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE SHARE AUTHORIZATION PROPOSAL.

PROPOSAL 4: APPROVAL OF THE NAME CHANGE PROPOSAL

General

On April 17, 2025, the Board approved a change in the Company’s name from Faraday Future Intelligent Electric Inc. to Faraday Future AI Electric Vehicle Inc. (the “Name Change”) and determined that it was advisable and in the Company’s best interest that there be solicited to the stockholders a Certificate of Amendment to our Charter, a copy of which is attached hereto as Annex B (the “Name Change Amendment”) to change the name of our Company to Faraday Future AI Electric Vehicle Inc. If this Proposal is approved, the Board may determine not to implement such Name Change if the Board determines that it is not in the best interest of the Company to effect such Name Change, after considering several factors, including without limitation the Company’s business focus, the Company’s future strategy and general name recognition and brand awareness associated with the Company’s current name. If this Proposal is approved and the Board decides to implement such Name Change, the Name Change will become effective upon filing the Name Change Amendment with the Secretary of State of the State of Delaware.

Effect

Concurrently with or promptly after the Name Change Amendment, the Company anticipates obtaining a new CUSIP number for the Class A Common Stock. The Name Change will not have any effect on the rights of our existing stockholders.

Background

The proposed name change to Faraday Future AI Electric Vehicle Inc. reflects the Company’s strategic evolution and increased focus on integrating artificial intelligence (AI) into its core technologies, including intelligent mobility, vehicle systems, and user experiences. The new name aligns with the Company’s vision to lead the intelligent electric vehicle (EV) industry and highlights its commitment to innovation in AI-driven solutions and smart transportation ecosystems. Additionally, the new name aligns with the Company’s new ticker symbol, FFAI, reinforcing a unified brand identity. As the Company continues enhancing its use of AI technologies and prepares to launch additional AI-powered electric vehicles to the market, the Board believes that it makes sense that the Company legally change its name to Faraday Future AI Electric Vehicle Inc., to connect closer with the Company’s current business orientation.

Right to Abandon

We may abandon the proposed Name Change at any time prior to filing the Name Change Amendment if our Board deems it advisable to do so. Any decision as to the appropriateness of the Name Change will be made solely by our Board and will depend upon numerous factors including but not limited to the Company’s business focus, and the Company’s future strategy and general name recognition and brand awareness associated with the Company’s current name.

Proposal

The Company is seeking stockholder approval for an amendment to the Company’s Charter to change the Company’s name from Faraday Future Intelligent Electric Inc. to Faraday Future AI Electric Vehicle Inc.

Voting Requirements

Approval of the Name Change Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock and Series B Preferred Stock, voting together as a single class. Each share of Common Stock and Series B Preferred Stock has one vote. The Series A Preferred Stock is not entitled to vote on this Proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this Proposal. We do not anticipate broker non-votes for this proposal because this Proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this Proposal without instructions from you; however, to the extent there are broker non-votes for this Proposal, we believe such broker non-votes will have no effect because they are not considered entitled to vote on this Proposal under Delaware law. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE NAME CHANGE PROPOSAL.

PROPOSAL 5: APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF
NECESSARY, TO SOLICIT ADDITIONAL PROXIES

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Proposals, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the Annual Meeting at that time in order to enable the Board to solicit additional proxies.

In this Proposal, we are asking our stockholders to authorize the adjournment of the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve the Proposals or if otherwise determined by the chairperson of the meeting to be necessary or appropriate. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any adjourned or postponed session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Proposals, we could adjourn the Annual Meeting without a vote on such Proposal and seek to convince our stockholders to change their votes in favor of such Proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Proposal

The Company is seeking stockholder approval to adjourn the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve the Proposals or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

Voting Requirements

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock and Series B Preferred Stock, voting together as a single class. Each share of Common Stock and Series B Preferred Stock has one vote. The Series A Preferred Stock is not entitled to vote on this Proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this Proposal. We do not anticipate broker non-votes for this proposal because this Proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this Proposal without instructions from you; however, to the extent there are broker non-votes for this Proposal, we believe such broker non-votes will have no effect because they are not considered entitled to vote on this Proposal under Delaware law. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE ADJOURNMENT PROPOSAL.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for certain of FF’s executive officers and directors. The share amounts discussed in this section have been adjusted to reflect the 1-for-80 reverse stock split effective August 28, 2023, the 1-for-3 reverse stock split effective February 29, 2024 and the 1-for-40 reverse stock split effective August 16, 2024. As an “emerging growth company” as defined in the JOBS Act, FF is not required to include a Compensation Discussion and Analysis section and has elected to apply the scaled back disclosure requirements applicable to emerging growth companies, which require compensation disclosure for all individuals who served as FF’s principal executive officer during 2024, its two most highly compensated executive officers (other than the principal executive officer) whose total compensation for 2024 exceeded $100,000 and who were serving as executive officers as of December 31, 202 and two additional individuals for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at the end of 2024. We refer to these individuals as “named executive officers.” For 2024, FF’s named executive officers and the positions each held as of December 31, 2024 were:

●	Mr. Matthias Aydt, Global Chief Executive Officer(9)

●	Mr. Xuefeng (XF) Chen, Former Global Chief Executive Officer (2)

●	Mr. Jonathan Maroko, Former Interim Chief Financial Officer(3)

●	Mr. Koti Meka, Chief Financial Officer(4)

●	Ms. Yun Han, Former Chief Accounting Officer(5)

●	Mr. Chui Tin Mok, Global Executive Vice President and Global Head of User Ecosystem

●	Mr. YT Jia, Chief Product and User Ecosystem Officer

(1)	Mr. Aydt was appointed Global Chief Executive Officer effective September 29, 2023.

(2)	Mr. XF Chen resigned from his position as Global Chief Executive Officer effective September 29, 2023.

(3)	Mr. Jonathan Maroko was appointed to be the Company’s Interim Chief Financial Officer effective July 11, 2023, and resigned from such position effective September 20, 2024.

(4)	Mr. Koti Meka was appointed to be the Company’s Chief Financial Officer effective September 23, 2024.

(5)	Ms. Han resigned from her position as Chief Accounting Officer of the Company effective February 2, 2024.

We expect that FF’s executive compensation program will continue to evolve to reflect FF’s status as a newly publicly-traded company, while still supporting FF’s overall business and compensation objectives of attracting, motivating and retaining individuals who contribute to the long-term success of FF. The Compensation Committee of the Board is responsible for administering FF’s executive compensation program.

2024 Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, FF seeks to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Please see the “Salary” column in the “Summary Compensation Table — Fiscal 2024” for the base salary amounts received by each named executive officer in 2024.

Bonuses

Pursuant to the terms of their respective offer letter and employment agreement, as applicable, the named executive officers are eligible for a discretionary target bonus for 2024 in the following amounts:

●	Mr. Aydt in the amount of $100,000.

●	Mr. Chen in the amount of $450,000.

●	Mr. Meka in the amount of $150,000.

●	Mr. Maroko in the amount of $250,000

●	Mr. Mok in the amount of $300,000.

●	Ms. Han in the amount of $240,000.

●	Mr. Jia in the amount of $816,000.

Equity Awards

To further focus FF’s executive officers on FF’s long-term performance, FF has granted equity compensation in the form of stock options and RSUs.

In Late 2024, the Company granted Mr. Aydt awards of 35,740 RSUs, granted Mr. Meka awards of 10,502 RSUs, granted Mr. Jia awards of 398,205 RSUs, and granted Mr. Mok awards of 31,965 RSUs, which all have fully vested on December 3, 2024. The company also granted Mr. Maroko an award of RSUs which have fully vested in September 2024.

Please see the “Summary Compensation Table — Fiscal 2024” and the “Outstanding Equity Awards at 2024 Fiscal Year-End” tables for further information regarding the equity grants received by the named executive officers during 2024.

Summary Compensation Table — Fiscal 2024

The following table sets forth certain information concerning compensation paid to the named executive officers for the fiscal year ended December 31, 2024 and, to the extent required by the SEC executive compensation disclosure rules, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Matthias Aydt Global	2023	348,250	5,000	—	—	—	—	353,250
Chief Executive Officer	2024	266,667	250,000	35,740	—	—	—	552,407

Xuefeng Chen	2023	725,207	50,000	900,202	99,110	—	80,272	1,854,791
Former Global Chief Executive Officer	2024	—	—	—	—	—	—	—

Koti Meka	2024	160,159	—	10,502	—	—	—	170,661
Yun Han	2023	390,000	325,000	—	—	—	—	715,000
Former Chief Accounting Officer and Former Interim Chief Financial Officer	2024	13,654	4,500		—	—	24,549	42,703

Jonathan Maroko	2023	165,758	100,000	13,391	—	—	—	279,149
Chui Tin Mok	2024	124,679	126,667	8,175	—	—	10,350	269,871
Executive Vice President, Head of UAE	2023	433,250	5,000	—	—	—	—	438,250
	2024	158,307	—	31,965	—	—	—	190,272

YT Jia	2023	390,750	50,000	—	—	—	—	440,750
Chief Product and User Ecosystem Officer	2024	275,830	250,000	398,205	—	—	—	924,035

(1)	The annualized base salaries for the named executive officers at the beginning of fiscal 2023 were as follows: Mr. Aydt $400,000; Mr. Chen, $900,000; Ms. Han, $400,000; Mr. Mok, $500,000; and Mr. Jia, $450,000. In connection with Mr. Chen’s resignation as Global Chief Executive Officer, Mr. Chen’s annual base salary was reduced to $750,000 effective September 29, 2023. In October 2023, Messrs. Chen, Mok, Aydt and Jia agreed to a temporary salary reduction through November 2023 to an annualized minimum wage of $66,000. In December 2023, as part of the Company’s cost cutting initiatives, the base salaries of all named executive officers, other than Mr. Chen, were reduced by 30%, and Mr. Chen’s salary was reduced by approximately 50%. The Company continued such cost cutting into 2024, pursuant to which the base salaries for the Company’s named executive officers at the beginning of 2024 were $150,000. Mr. Aydt’s salary was restored to $200,000 on June 1, 2024 and between September 2024 and November 2024, Mr. Aydt was paid a pro-rated annual base salary of $550,000 (for so long as $350,000 (pro-rated) of such amount was used to purchase shares of the Company’s Class A common stock). Mr. Meka’s annual base salary was further reduced to $66,000 in January 2024 and restored to $150,000 in February 2024. Mr. Meka’s salary was restored to $200,000 after he was appointed as Chief Financial Officer of the Company on September 17, 2024. Mr. Mok’s annual base salary was further reduced to $66,000 in January 2024 and restored to $150,000 in May 2024. Mr. Jia’s annual base salary was further reduced to $66,000 in January 2024 and restored to $150,000 in May 2024. Between September 2024 and November 2024, Mr. Jia was paid a pro-rated annual base salary of $612,000 (for so long as $340,000 (pro-rated) of such amount is used to purchase shares of the Company’s Class A common stock). Xuefeng Chen was on leave before his resignation and did not receive any compensation in 2024. Mr. Maroko’s salary was restored to $200,00 on June 1, 2024.

(2)	The amounts reported in this column for each executive represent cash signing and retention bonuses.

(3)	The amounts reported in these columns reflect the grant date fair value of time-based RSUs, time-based stock option awards and PSU awards, as applicable, granted to the named executive officers during 2023 and 2024 and are accounted for in accordance with FASB ASC Topic 718. For the assumptions used to value these awards, see Note 12 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements in the 2023 Form 10-K (or the corresponding note in the annual report for prior years).

(4)	The amount reported in this column for Mr. Chen includes a housing allowance of $64,000 and $16,272 for the payment of accrued paid time off and other benefits. The reported amounts for Mr. Maroko and Mrs. Han are for the payment of accrued paid time off.

Employment Agreements, Offer Letters and Other Compensatory Agreements

Matthias Aydt

Mr. Aydt entered into an offer letter with Faraday&Future, Inc., a California corporation and a wholly-owned subsidiary of FF (“FF U.S.”), dated March 31, 2016, that provided for his employment as Vehicle Line Executive. The offer letter provided for Mr. Aydt to receive an annual base salary of $240,000. The offer letter also provided that Mr. Aydt would be paid a signing bonus of $40,000 within 30 days of his start date of July 1, 2016 (the “Employment Date”), as well as a settling in allowance of $6,000. Pursuant to the offer letter, Mr. Aydt is entitled to receive a discretionary annual performance bonus (with a target amount of $40,000). Mr. Aydt is also entitled to participate in FF U.S.’s health insurance, 401(k) plan, paid time off and paid holidays. Pursuant to the offer letter, Mr. Aydt was entitled to receive an employee stock option grant equal to 250,000 stock options. The stock option grant vested 25% on the first anniversary of the Employment Date and 1/36th on each of the following 36 months, subject to Mr. Aydt’s continued employment. Pursuant to the offer letter, Mr. Aydt’s employment constitutes employment at will.

Effective September 29, 2023, Mr. Aydt was appointed to the position of Global Chief Executive Officer of Faraday Future. In connection with his appointment to Global Chief Executive Officer, the Board approved an annual base salary of $400,000, which was consistent with his salary as Senior Vice President of Business Development and Product Definition. Mr. Aydt is also eligible to receive a discretionary annual performance bonus of up to $100,000.

On September 4, 2024, the Board, upon the recommendation of the Compensation Committee of the Board, approved the following changes to the compensatory arrangements of Mr. Aydt:

●	An annual base salary of $700,000

●	An annual discretionary target bonus of $700,000

●	A one-time recognition bonus of $500,000

●	An annual grant of time-based restricted stock units (“RSUs”) having a grant date fair value equal to $2.1 million

●	An annual grant of performance-based restricted stock units (“PSUs”) having a target grant date fair value equal to $2.1 million

●	Annual Base Salary:

●	Beginning September 2024, (i) Mr. Aydt will initially be paid a pro-rated annual base salary of $550,000 (for so long as $350,000 (pro-rated) of such amount is used to purchase shares of the Company’s Class A common stock as described below), Mr. Aydt’s full annual base salary as approved by the Board will become effective upon such date that the Company restores in full the base salaries of all employees of the Company.

●	In furtherance of the above, Mr. Aydt has notified the Company that he intends to use a portion of his base salary (equal to approximately 64% of his initial pro-rated $550,000 base salary for Mr. Aydt) to purchase shares of the Company’s Class A common stock pursuant to the previously disclosed Salary Deduction and Stock Purchase Agreements over the three-month period of September through November 2024. Further, Mr. Aydt has informed the Company that, beginning in December 2024, he currently intends to continue to use the same portion of his initial pro-rated annual base salary described in the prior sentence to purchase shares of the Company’s Class A common stock until such time that the Company restores in full the base salaries of all employees of the Company.

●	Recognition Bonus: The one-time recognition bonus will be payable: (i) 25% on September 30, 2024, (ii) 25% on October 31, 2024, and (iii) 50% on the earlier of: (x) September 30, 2025 or (y) the date upon which the Company closes a future round of financing in an amount not less than $30 million (not including the Company’s recently disclosed financing). In the event that Mr. Aydt voluntarily resigns or is terminated for cause (as customarily defined) prior to the four-year anniversary of the date of such executive’s appointment to his current role, then the Company will be entitled to claw back either a pro rata portion (in the event of a voluntary resignation) or all amounts paid (in the event of a termination for cause) to such executive for such recognition bonus.

●	RSUs: The RSUs are intended to be granted after the Company has sufficient additional shares registered and available for issuance under the 2021 Plan based on the closing price of the Company’s Class A common stock on September 13, 2024 and will vest in equal 25% increments on each of the first four anniversaries of September 4, 2024, subject to the applicable executive’s continued employment with the Company on each such vesting date.

●	PSUs: The PSUs are intended to be granted after the Company has sufficient additional shares registered and available for issuance under the 2021 Plan based on the closing price of the Company’s Class A common stock on September 13, 2024 and will vest in equal 20% installments on each of the first five anniversaries of the achievement of one or more applicable performance metrics to be approved by the Board, subject to the applicable executive’s continued employment with the Company on each such vesting date.

Xuefeng Chen

Effective November 28, 2022 (the “Global CEO Effective Date”), Mr. XF Chen was appointed to the position of Global CEO. In connection with his appointment as Global CEO, FF and FF U.S., entered into an employment agreement with Mr. XF Chen, dated as of November 27, 2022 (the “XF Employment Agreement”), setting forth the terms of his employment and compensation. Pursuant to such employment agreement and contingent on continued service as Global CEO, Mr. XF Chen was entitled to a base salary of $900,000 and was eligible for an annual performance-based bonus of up to $600,000 under the FF’s bonus plan beginning in 2023. Mr. XF Chen also received a cash signing and retention bonus of $500,000, subject to repayment (i) in full within 15 business days of termination of Mr. XF Chen for “Cause” (as defined in the employment agreement), or (ii) on a pro-rated basis, within 15 days, if Mr. XF Chen either resigns or is terminated without Cause within 36 months of the Global CEO Effective Date. In addition, Mr. XF Chen was eligible to participate in the 2021 Plan. Subject to the terms of the 2021 Plan, Mr. XF Chen has received $250,000 in grant date fair value of restricted stock units (“RSUs”). Additionally, in accordance to the terms of the 2021 Plan and subject to approval by the Board, Mr. XF Chen (i) received, as of the first anniversary of the Global CEO Effective Date, $300,000 in grant date fair value of RSUs, and (ii) would receive (A) as of the second anniversary of the Global CEO Effective Date, $400,000 in grant date fair value of RSUs, (B) as of the third anniversary of the Global CEO Effective Date, $450,000 in grant date fair value of RSUs, and (C) as of the fourth anniversary of the Global CEO Effective Date, $600,000 in grant date fair value of RSUs. Each RSU grant would have vested in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Mr. XF Chen remained employed with the Company on each such vesting date.

Subject to approval by the Board and the terms of the 2021 Plan, Mr. XF Chen was eligible based on continued service as Global CEO to receive an additional number of performance-based restricted stock units (“PSUs”) having a target grant date fair value equal to $2,000,000 if FF reached certain milestones and/or performance goals on certain dates, as specified by the Board (each a “Milestone”), and would have been granted as follows: (i) $250,000 in value after FF achieves the first Milestone; (ii) $300,000 in value after FF achieves the second Milestone; (iii) $400,000 in value after FF achieves the third Milestone; (iv) $450,000 in value after FF achieves the fourth Milestone; and (v) $600,000 in value after FF achieves the fifth Milestone. If FF reached any such Milestone, the PSUs associated with such Milestone were to be issued on the date(s) such Milestone was reached and were to vest in equal one-third increments on each of the first three annual Milestone anniversary dates following the applicable grant date, provided Mr. XF Chen remained employed with FF on each such vesting date. On February 3, 2023, the Board granted Mr. XF Chen an additional $650,000 of PSUs, which would have vested in equal one-fourth increments on each of the first four annual Milestone anniversary dates.

Pursuant to Mr. XF Chen’s employment agreement, on February 3, 2023, Mr. XF Chen received an option to purchase 2,000,000 shares of the Class A Common Stock (the “Standard Grant”) 50% of which would have vested in equal 25% increments on each of the first four anniversaries of the Global CEO Effective Date, and the other 50% would have commenced vesting on the fourth anniversary of the Global CEO Effective Date, and would have vested in equal 25% increments on each of the next four anniversaries of the Global CEO Effective Date following such date, in each case, subject to Mr. XF Chen’s continued employment on each such vesting date. Mr. XF Chen also received a performance-based option to purchase 2,000,000 shares of Class A Common Stock, which started vesting upon the Company reaching certain milestones on certain dates, as specified by the Board (each, an “Option Milestone,” and such grant, the “Milestone-Based Grant”). The portion of the Milestone-Based Grant subject to each Option Milestone commenced vesting on the date such Option Milestone was achieved and would vest in equal 25% increments on each of the subsequent four anniversaries of such date. The vesting of Mr. XF Chen’s first 1,000,000 of the 2,000,000 performance-based option to purchase shares of Class A Common Stock started upon the completion of the start of production Option Milestone on March 29, 2023.

On September 16, 2023, Mr. XF Chen notified the Company of his decision to resign from his position as Global CEO of the Company effective September 29, 2023. Mr. XF Chen also resigned from his position as a member of the Board, effective September 29, 2023. Effective September 29, 2023, Mr. XF Chen resumed his prior position as FF China Chief Executive Officer, based in China. In this position, Mr. XF Chen focused on the launch of the FF 91 2.0 Futurist Alliance in China and the next stage of developments with the dual home markets of China and the United States. Mr. XF Chen also focused on the implementation of the Company’s China business development plans, including establishing FF China joint venture, accessing China automotive market, integrating the China supply chain, and ongoing costs reductions. In connection with his resignation as Global Chief Executive Officer, his employment agreement was modified to provide for a base salary of $750,000 and eligibility for an annual performance-based bonus of up to $450,000 under the Company’s bonus plan. Mr. XF Chen’s total annual cash target was reduced 20% to $1,200,000. All other compensation terms set forth in his employment agreement remained unchanged.

Mr. XF Chen voluntarily terminated his employment with the Company in March 2024 and did not receive any severance and all of his then-unvested awards were forfeited.

Koti Meka

Effective September 23, 2024, Mr. Meka was appointed Chief Financial Officer. In connection with Mr. Meka’s appointment, the Company entered into an offer letter with Mr. Meka (the “Meka Offer Letter”), pursuant to which Mr. Meka will initially be entitled to an annual base salary of $300,000 (which will increase to $350,000 following the passage of a six-month probationary period). In connection with the Company’s cost cutting initiatives and reduced base salaries to its executive officers and other employees, Mr. Meka will initially be paid a pro-rated annual base salary of $200,000 until such time that the Company restores in full the base salaries of all employees of the Company.

Mr. Meka will also initially be eligible to receive a discretionary annual performance bonus up to $150,000 (which will increase to $200,000 following the passage of a six-month probationary period).

Following the passage of a six-month probationary period and subject to approval by the Board and the terms of the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”), it is anticipated that Mr. Meka will receive the following awards of restricted stock units (“RSUs”): (i) as of September 23, 2025, $100,000 in grant date fair value of RSUs; (ii) as of September 23, 2026, $200,000 in grant date fair value of RSUs; (iii) as of September 23, 2027, $300,000 in grant date fair value of RSUs; (iv) as of September 23, 2028, $400,000 in grant date fair value of RSUs; and (v) as of September 23, 2029, $500,000 in grant date fair value of RSUs. Each RSU grant will vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Mr. Meka remains employed with the Company on each such vesting date.

Following the passage of a six-month probationary period and subject to approval by the Board and the terms of the 2021 Plan, Mr. Meka will be eligible to receive performance stock units (“PSUs”) having a target value equal to $1,000,000 if the Company and Mr. Meka reach certain milestones and/or performance goals on certain dates as specified by the Board (each, a “Milestone”). Such Milestones will be determined by the Board or a committee thereof. The PSUs are anticipated to be granted as follows: (i) $100,000 in target grant date fair value after the Company achieves the first Milestone; (ii) $150,000 in target grant date fair value after the Company achieves the second Milestone; (iii) $200,000 in target grant date fair value after the Company achieves the third Milestone; (iv) $250,000 in target grant date fair value after the Company achieves the fourth Milestone; and (v) $300,000 in target grant date fair value after the Company achieves the fifth Milestone. Each PSU grant will vest in equal one-third increments on each of the first three anniversaries of the applicable grant date, provided Mr. Meka remains employed by the Company on each such vesting date.

The foregoing description of the Meka Offer Letter is a summary and is qualified in its entirety by reference to the full text of the Meka Offer Letter filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Meka and any other persons, pursuant to which he was appointed Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Meka, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Yun Han

In connection with Ms. Han’s appointment as Chief Accounting Officer and Interim Chief Financial Officer in October 2022, the Company entered into an offer letter with Ms. Yun Han, pursuant to which Ms. Han was entitled to receive an annual base salary of $400,000 and a one-time signing and retention bonus consisting of $200,000 in cash (the “Cash Signing and Retention Bonus”) and RSUs having a grant date fair value of $200,000, which fully vested 30 days after Ms. Yun Han’s onboarding at the Company (the “Equity Signing and Retention Bonus” and together with the Cash Signing and Retention Bonus, the “Signing and Retention Bonus”).

Ms. Han was eligible to receive a discretionary annual performance bonus of up to $240,000. Subject to the terms of the 2021 Plan, Ms. Han received as of her start date with the Company, $300,000 in grant date fair value of RSUs. Additionally, Ms. Han received or would have received (i) as of her first annual work anniversary with the Company, $400,000 in grant date fair value of RSUs, (ii) as of her second annual work anniversary with the Company, $550,000 in grant date fair value of RSUs, and (iii)as of her third annual work anniversary with the Company, $750,000 in grant date fair value of RSUs. Each RSU grant would vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Ms. Han remained employed with the Company on each such vesting date.

Subject to approval by the Board and the terms of the 2021 Plan, Ms. Han would be eligible to receive an additional number of PSUs having a target value equal to $2,000,000 if the Company and Ms. Han reach certain milestones and/or performance goals on certain dates as specified by the Board. The first tranche of such PSUs were granted to Ms. Han as of her start date and had a grant date fair value of $300,000 and would have vested on the first three anniversaries of the start of production of the Company’s FF 91 model.

On July 5, 2023, Ms. Han notified the Company of her decision to resign from her positions as Interim Chief Financial Officer, principal financial officer and principal accounting officer effective immediately. At that time, Ms. Han continued her role as Chief Accounting Officer of the Company. In February 2024, Ms. Han resigned from the Company.

Jonathan Maroko

Effective July 24, 2023, Mr. Maroko was appointed Interim Chief Financial Officer. In connection with Mr. Maroko’s appointment, the Company entered into an offer letter with Mr. Maroko, pursuant to which Mr. Maroko will receive an annual base salary of $400,000 and a signing and retention bonus consisting of $200,000, payable in two installments in cash on his start date and upon completion of 12 months of employment with the Company (the “Cash Signing and Retention Bonus”). If Mr. Maroko voluntarily leaves the Company within 24 months of his start date, he must repay a pro-rata portion of the Cash Signing and Retention Bonus (or the entire Cash Signing and Retention Bonus in the case of a termination of his employment for cause).

Mr. Maroko is eligible to receive a discretionary annual performance bonus up to $250,000. Subject to the terms of the Company’s 2021 Stock Incentive Plan, Mr. Maroko is eligible to receive (i) as of his start date with the Company, $200,000 in grant date fair value of RSUs ($80,000 of which was received on Mr. Maroko’s start date), (ii) as of his first annual work anniversary with the Company, $300,000 in grant date fair value of RSUs, (iii) as of his second annual work anniversary with the Company, $400,000 in grant date fair value of RSUs, (iv) as of his third annual work anniversary with the Company, $500,000 in grant date fair value of RSUs, and (v) as of his fourth annual work anniversary with the Company, $600,000 in grant date fair value of RSUs. Each RSU grant will vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Mr. Maroko remains employed with the Company on each such vesting date.

Subject to approval by the Board and the terms of the Company’s 2021 Stock Incentive Plan, Mr. Maroko will be eligible to receive an additional number of PSUs having a target value equal to $2,000,000 if the Company and Mr. Maroko reach certain milestones and/or performance goals on certain dates as specified by the Board (each, a “Milestone”). Such Milestones will be determined by the Board or a committee thereof. The PSUs will be granted as follows: (i) $200,000 in target grant date fair value after the Company achieves the first Milestone, (ii) $300,000 in target grant date fair value after the Company achieves the second Milestone, (iii) $400,000 in target grant date fair value after the Company achieves the third Milestone, (iv) $500,000 in target grant date fair value after the Company achieves the fourth Milestone, and (v) $600,000 in target grant date fair value after the Company achieves the fifth Milestone. Each PSU grant will vest in equal one-third increments on each of the first three anniversaries of the applicable grant date, provided Mr. Maroko remains employed by the Company on each such vesting date. In the event that Mr. Maroko’s employment is terminated without cause or due to his death or disability or if he resigns for good reason, then, subject to his execution and non-revocation of a standard release of claims in favor of the Company and its affiliates, he will be entitled to (i) a lump sum payment equal to twelve months’ base salary and (ii) the immediate vesting in full of all outstanding equity awards, with any applicable performance metrics to be deemed satisfied at the greater of target performance or actual performance measured on the termination date.

On September 15, 2024, Mr. Maroko notified the Company of his decision to resign from his position as Interim Chief Financial Officer, effective September 20, 2024.

Chui Tin Mok

Mr. Mok entered into an offer letter with FF U.S., dated October 10, 2018, that provides for his employment as FF’s Global UP2U EVP. The offer letter provides for Mr. Mok to receive an annual base salary of $500,000. The agreement also provides that Mr. Mok will be paid a signing and retention bonus of $1,000,000, which vests over 60 months through October 2023, and that he is entitled to receive a discretionary annual performance bonus (with a target amount of $300,000). Mr. Mok is also entitled to participate in FF U.S.’s health insurance, 401(k) plan, paid time off and paid holidays.

Yueting Jia

Mr. Jia entered into an offer letter with Faraday&Future Inc. in March 2021 that provides for his employment as Founder and Chief Product and User Ecosystem. The offer letter provides for Mr. Jia to receive an annual base salary of $600,000 and eligibility to receive an annual performance bonus of up to $350,000. Mr. Jia is also entitled to participate in FF U.S.’s health insurance, 401(k) plan, paid time off and paid holidays.

On September 4, 2024, the Board, upon the recommendation of the Compensation Committee of the Board, approved the following changes to the compensatory arrangements of Mr. Jia:

●	An annual base salary of $680,000

●	An annual discretionary target bonus of $816,000

●	A one-time recognition bonus of $500,000

●	An annual grant of time-based RSUs having a grant date fair value equal to $2.04 million

●	An annual grant of PSUs having a target grant date fair value equal to $2.04 million

●	Annual Base Salary:

●	Beginning September 2024, Mr. Jia will initially be paid a pro-rated annual base salary of $612,000 (for so long as $340,000 (pro-rated) of such amount is used to purchase shares of the Company’s Class A common stock as described below). Mr. Jia’s full annual base salary as approved by the Board will become effective upon such date that the Company restores in full the base salaries of all employees of the Company.

●	In furtherance of the above, Mr. Jia has notified the Company that he intends to use a portion of his base salary (equal to approximately 56% of his initial pro-rated $612,000 base salary for Mr. Jia, in each case after-tax) to purchase shares of the Company’s Class A common stock pursuant to the previously disclosed Salary Deduction and Stock Purchase Agreements over the three-month period of September through November 2024. Further, Mr. Jia has informed the Company that, beginning in December 2024, he currently intends to continue to use the same portion of his initial pro-rated annual base salary described in the prior sentence to purchase shares of the Company’s Class A common stock until such time that the Company restores in full the base salaries of all employees of the Company.

●	Recognition Bonus: The one-time recognition bonus will be payable: (i) 25% on September 30, 2024, (ii) 25% on October 31, 2024, and (iii) 50% on the earlier of: (x) September 30, 2025 or (y) the date upon which the Company closes a future round of financing in an amount not less than $30 million (not including the Company’s recently disclosed financing). In the event that Mr. Jia voluntarily resigns or is terminated for cause (as customarily defined) prior to the four-year anniversary of the date of such executive’s appointment to his current role, then the Company will be entitled to claw back either a pro rata portion (in the event of a voluntary resignation) or all amounts paid (in the event of a termination for cause) to such executive for such recognition bonus.

●	RSUs: The RSUs are intended to be granted after the Company has sufficient additional shares registered and available for issuance under the 2021 Plan) based on the closing price of the Company’s Class A common stock on September 13, 2024 and will vest in equal 25% increments on each of the first four anniversaries of September 4, 2024, subject to the applicable executive’s continued employment with the Company on each such vesting date.

●	PSUs: The PSUs are intended to be granted after the Company has sufficient additional shares registered and available for issuance under the 2021 Plan based on the closing price of the Company’s Class A common stock on September 13, 2024 and will vest in equal 20% installments on each of the first five anniversaries of the achievement of one or more applicable performance metrics to be approved by the Board, subject to the applicable executive’s continued employment with the Company on each such vesting date.

Outstanding Equity Awards at 2024 Fiscal Year-End

FF Equity Awards:

The table below sets forth certain information concerning outstanding stock options to purchase Class A Common Stock of FF and RSUs and PSUs that were unvested as of December 31, 2024. The numbers of shares and option exercise prices give effect to both the 1-for-80 reverse stock split effective August 28, 2023, the 1-for-3 reverse stock split effective February 29, 2024 and the 1-for-40 reverse stock split effective August 16, 2024.

		Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Matthias Aydt	2/1/2018	10	0		—	24,458.60	2/1/2028	—	—	—	—
	5/30/2019	23	0		—	24,470.83	5/30/2029	—	—	—	—
	7/26/2020	21	0		—	23,099.79	7/26/2030	—	—	—	—
	4/28/2021	11	5	(2)	—	76,297.24	4/28/2031	—	—	—	—
	11/23/2022	4	1	(2)	—	8,544	11/23/2032	—	—	—	—

Xuefeng Chen(3)	1/20/2021				—	26,564.76	1/20/2031	—	—	—	—
	7/4/2021				—	106,802.54	7/4/2031	—	—	—	—
	2/3/2023				—	10,368	2/3/2033

Koti Meka	5/20/2016	1	0		—	1,358.81	5/20/2026	—	—	—	—
	5/30/2019	1			—	24458.6016	5/30/2029	—	—	—	—
	12/16/2020	3	0			23,099.78	12/16/2030
	4/28/2021	2	0			76,297.24	4/28/2031
	9/27/2022	2	0		—	8,544	9/27/2032

Jonathan Maroko(4)	10/25/2022	—	—		—	—	—			—	—

Yun Han(5)	10/25/2022	—	—		—	—	—			—	—

Chui Tin Mok	5/30/2019	87	5	(6)	—	24,480	5/30/2029	—	—	—	—
	7/26/2020	25	2	(6)	—	23,099.79	7/26/2030	—	—	—	—
	11/23/2022	3	0		—	8,544	11/23/2032	—	—	—	—

Yueting Jia	12/15/2022	75	44	(7)	—	8,544	12/15/2032	—	—	—	—

(1)	The dollar amounts shown are determined by multiplying the number of shares or units reported by the closing price of our common stock of $2.43 on December 31, 2024, which was the last trading day in 2023.

(2)	This option is scheduled to vest as follows (subject in each case to the named executive officer’s continued employment through the applicable vesting date):

●	With respect to 5 shares, the vesting schedule is as follows:

●	With respect to 3 shares, in 3 equal monthly installments beginning on March 29, 2025.

●	With respect to 2 shares, in 2 equal monthly installments beginning on March 29, 2026.

●	With respect to 1 shares, will vest on the 29th day of March each year through March 29, 2025.

(3)	Mr. Chen resigned from the Company in March 2024 and each of his then-unvested awards were forfeited.

(4)	Mr. Maroko resigned from the Company in September 2024 and each of her then-unvested awards were forfeited.

(5)	Ms. Han resigned from the Company in February 2024 and each of her then-unvested awards were forfeited

(6)	This option was scheduled to vest as follows (subject in each case to the named executive officer’s continued employment through the applicable vesting date):

●	With respect to 5 shares, in 5 equal monthly installments on the eighth day of each month through May 8, 2025.

●	With respect to 2 shares,, will vest on February 26, 2026.

(7)	This option is scheduled to vest as follows (subject to the named executive officer’s continued employment through the applicable vesting date): in 4 equal annual installments on the 29th day of March each year through March 29, 2027.

FF Global Equity Awards:

Certain members of Company management and other Company employees are equity owners of FF Global, which beneficially owned less than 1% of the voting power of FF’s fully diluted Common Stock as of April 17, 2025. As of December 31, 2024, Mr. Mok was the only named executive officer who held one of these awards. His award was granted on June 25, 2019, covers 10,000 equity units of FF Global with a purchase price of $0.5 per unit, and has a ten-year term. The award is fully vested, but if the executive does not pay an installment of the purchase price when due, the award will be forfeited to FF Global without consideration .

Description of Retirement Plans

FF maintains a defined contribution 401(k) plan for the benefit of its full-time employees based in the United States. This 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a portion of their eligible compensation, not to exceed the statutorily prescribed annual limit, in the form of elective deferral contributions to this 401(k) plan. This 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. Currently, FF does not make any discretionary or matching employer contributions to the 401(k) plan. Participants are always vested in their contributions to the 401(k) plan.

Director Compensation Table — Fiscal Year 2024

The following table sets forth certain information concerning compensation paid to each of FF’s non-employee directors during 2024. Mr. Aydt and Mr. Mok served in 2024 as directors and employees of FF; however, they did not receive any additional compensation for their service on the Board during 2024. Please see the “— Summary Compensation Table — Fiscal 2024” for the compensation received by Mr. Aydt during 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)	Total ($)
Chad Chen	144,267	239,998.50	—	332,035.69
Li Han(1)(2)	27,603	50527.68	—	102,319.91
Lev Peker (1)	14,712	239,998.50	—	328,082.54
Jie Sheng	134,606	239,998.50	—	371,759.95

(1)	Mr. Peker and Ms. Han were appointed to the Board effective August 4, 2023 and March 13, 2023, respectively.

(2)	Ms. Han resigned from the Board effective June 9, 2024.

(3)	The amounts reported in this column reflect the grant date fair value of time-based RSUs granted to the director during 2023 and are accounted for in accordance with FASB ASC Topic 718. For the assumptions used to value these awards, see Note 12 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements in the 2024 Form 10-K. As of December 31, 2024, the non-employee directors held the following number of outstanding and unvested RSUs: Mr. Chen — 37,594; Ms. Han — 0; Mr. Peker — 37,594; and Mr. Sheng — 37,594.

Non-Employee Director Compensation Policy

The following director compensation program relates to FF’s non-employee directors and accordingly, Messrs. Xuefeng Chen did not, and Mr. Aydt and Mr. Mok do not, receive compensation for their services as directors. The FF non-employee director compensation program provides for the following:

●	Annual Board Cash Retainer: $50,000

●	Annual Lead Independent Director Cash Retainer: $20,000

●	Annual Committee Member Cash Retainers:

●	Audit Committee: $10,000

●	Compensation Committee: $6,250

●	Nominating and Corporate Governance Committee: $5,000

●	Finance & Investments Committee: $5,000

●	Annual Executive Chairperson and Committee Chair Cash Premiums:

●	Executive Chairperson: $30,000

●	Audit Committee: $15,000

●	Compensation Committee: $10,000

●	Nominating and Corporate Governance Committee: $7,500

●	Finance & Investments Committee: $7,500

●	Annual RSU Award: $150,000

●	Compensation for Additional Time: $1,500 per Board or Board committee meeting (excepting meetings of special committees of the Board) for every meeting above 15 per year (measured from August 1 to July 31 of each year), up to a maximum of $20,000 for each calendar month.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2024 regarding the number of shares of our Common Stock that may be issued under the Company’s equity compensation plans. The share numbers and the exercise price of stock options reported in this section have been adjusted to reflect the reverse stock splits effected on August 25, 2023, February 29, 2024 and August 16, 2024. The Company maintains three equity compensation plans: the 2021 Plan, the Smart King Ltd. Equity Incentive Plan (the “Smart King EIP”), and the Smart King Ltd. Special Talent Incentive Plan (the “Smart King STIP”). The 2021 Plan was approved by the stockholders. The Smart King EIP and Smart King STIP plans existed prior to the Company going public and therefore were not approved by the security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity Compensation Plans Approved By Security Holders:
Faraday Future Intelligent Electric Inc. 2021 Incentive Plan	440,815	(1)	21,156.47	(2)	530,131	(3)
Equity Compensation Plans Not Approved by Security Holders:
Smart King Ltd. Equity Incentive Plan	1,949		26,237.95	(4)	—	(5)
Smart King Ltd. Special Talent Incentive Plan	487		52,893.32	(4)	—	(5)
Total	443，251		30，073.37		530,131

(1)	Of the shares reported in the table, 440,407 shares were subject to awards of restricted stock units, 408 shares were subject to outstanding stock options, both under the 2021 Plan.

(2)	Represents the weighted-average exercise price of options granted under the 2021 Plan.

(3)	All of the securities reported in this column were then available for issuance under the 2021 Plan. Shares available for issuance under the 2021 Plan generally may be used for any type of award authorized under that plan including stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares.

(4)	The weighted-average exercise price is calculated without taking into account outstanding awards of stock units.

(5)	There are no remaining shares available for issuance under the Smart King EIP and the Smart King STIP.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, our Corporate Secretary must receive the proposal no later than [    ], 2025. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: Faraday Future Intelligent Electric Inc., Attn: Corporate Secretary, 18455 S. Figueroa Street, Gardena, California 90248. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continues to own a minimum number of shares until the 2026 Annual Meeting and appear in person or through an authorized representative at the 2026 Annual Meeting to present the proposal.

Alternatively, stockholders intending to put forth a director nomination or a stockholder proposal not pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2025 Annual Meeting from the stockholder no earlier than the close of business on [    ], [2025] and no later than the close of business on [    ], [2025]. The notice must contain the information required by our Bylaws. In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted no later than [    ], 2026 and include all of the information required by Rule 14a-19 under the Exchange Act.

Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the 2025 Annual Meeting.

OTHER MATTERS

The Board is not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

This [    ] day of April, 2025.

By Order of the Board of Directors

Matthias Aydt Global Chief Executive Officer Gardena, California

Annex A

SIXTH CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Faraday Future Intelligent Electric Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1. The name of the Corporation is Faraday Future Intelligent Electric Inc. (originally incorporated as Property Solutions Acquisition Corp.).

2. The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on February 11, 2020.

3. The Corporation amended and restated the Original Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2020 (the “Amended and Restated Certificate”).

4. The Corporation further amended and restated the Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2021 (the “Second Amended and Restated Certificate”).

5. The Corporation has four times amended the Second Amended and Restated Certificate, (i) which certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on November 22, 2022, (ii) which second certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on March 1, 2023, (iii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 16, 2023, and (iv) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 24, 2023.

6. The Corporation further amended and restated the Second Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on August 24, 2023 (the “Third Amended and Restated Certificate”).

7. The Corporation has twelve times amended the Third Amended and Restated Certificate, (i) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 21, 2023, (ii) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iii) which certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iv) which second certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 23, 2024, (v) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 21, 2024 and (vi) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 1, 2024, (vii) which fourth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on August 1, 2024, (viii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on January 23, 2025, (ix) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on March 7, 2025, (x) which Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on April 3, 2025, (xi) which Certificate of Correction to the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on April 9, 2025; and (xii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on April 17, 2025.

8. The first two paragraphs of Section 4.1 of the Third Amended and Restated Certificate of Incorporation are hereby amended and restated to read in their entirety as follows:

“Section 4.1 The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 180,145,313, consisting of two classes of stock: (i) 167,245,313 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 12,900,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The class of Common Stock shall be divided into two series of stock composed of (i) 162,815,625 shares of Class A common stock (the “Class A Common Stock”) and (ii) 4,429,688 shares of Class B common stock (the “Class B Common Stock”). For the avoidance of doubt, the Class A Common Stock and Class B Common Stock are separate series within a single class of Common Stock, and are referred to herein together as the “Common Stock”.”

9. This Sixth Amendment to the Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, Faraday Future Intelligent Electric Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [ ] day of May, 2025.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Matthias Aydt
Name:	Matthias Aydt
Title:	Global Chief Executive Officer

Annex B

SEVENTH CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Faraday Future Intelligent Electric Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1. The name of the Corporation is Faraday Future Intelligent Electric Inc. (originally incorporated as Property Solutions Acquisition Corp.).

2. The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on February 11, 2020.

3. The Corporation amended and restated the Original Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2020 (the “Amended and Restated Certificate”).

4. The Corporation further amended and restated the Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2021 (the “Second Amended and Restated Certificate”).

5. The Corporation has four times amended the Second Amended and Restated Certificate, (i) which certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on November 22, 2022, (ii) which second certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on March 1, 2023, (iii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 16, 2023, and (iv) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 24, 2023.

6. The Corporation further amended and restated the Second Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on August 24, 2023 (the “Third Amended and Restated Certificate”).

7. The Corporation has thirteen times amended the Third Amended and Restated Certificate, (i) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 21, 2023, (ii) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iii) which certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iv) which second certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 23, 2024, (v) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 21, 2024 and (vi) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 1, 2024, (vii) which fourth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on August 1, 2024, (viii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on January 23, 2025, (ix) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on March 7, 2025, (x) which Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on April 3, 2025, (xi) which Certificate of Correction to the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on April 9, 2025; (xii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on April 17, 2025; and (xiii) which sixth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on [ ], 2025,

B-1

8. Article I of the Third Amended and Restated Certificate of Incorporation are hereby amended and restated to read in their entirety as follows:

“ARTICLE I

NAME

The name of the corporation is Faraday Future AI Electric Vehicle Inc. (the “Corporation”).”

9. This Seventh Amendment to the Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

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IN WITNESS WHEREOF, Faraday Future Intelligent Electric Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [    ] day of [    ], 2025.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Matthias Aydt
Name:	Matthias Aydt
Title:	Global Chief Executive Officer

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